UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Seagate Technology

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEAGATE TECHNOLOGY

NOTICE OF 2008 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 30, 2008

Notice is hereby given that the 2008 Annual General Meeting of Shareholders of Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands, will be held at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060 on Thursday, October 30, 2008, at 10:00 am Pacific Daylight Time, to consider and vote upon the following items:

(1)	the election of 10 directors named in the attached proxy statement for terms expiring at the 2009 Annual General Meeting of Shareholders and until their successors are elected;

(2)	the approval of the Seagate Technology Executive Officer Performance Bonus Plan;

(3)	the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Seagate Technology for the fiscal year ending July 3, 2009; and

(4)	the transaction of any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Seagate Technology’s Board of Directors has set September 5, 2008, as the record date for the 2008 Annual General Meeting. Only registered holders of Seagate Technology’s common shares at the close of business on that date are entitled to receive notice of the meeting and to attend and vote at the meeting.

Any shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf. Such proxy need not be a holder of Seagate Technology’s common shares.

This year, we are pleased to take advantage of rules recently adopted by the U.S. Securities & Exchange Commission allowing companies to furnish proxy materials over the Internet to their shareholders instead of mailing printed copies of those materials to each shareholder. On September 19, 2008, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, directing shareholders to a website where they may access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 27, 2008, and view instructions on how to vote online or by telephone. If you prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email unless you elect otherwise.

THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF ONE OR MORE SHAREHOLDERS WHO HOLD SHARES REPRESENTING NOT LESS THAN A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE AT THE MEETING SHALL CONSTITUTE A QUORUM. IT IS IMPORTANT THAT YOUR SHARES BE VOTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY FOLLOWING THE VOTING INSTRUCTIONS IN THE PROXY STATEMENT.

By order of the Board of Directors,

/s/ Kenneth M. Massaroni

Kenneth M. Massaroni

Senior Vice President, General Counsel and Corporate Secretary

September 19, 2008

PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

OCTOBER 30, 2008

GENERAL INFORMATION

The Board of Directors (or “Board”) of Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands, is soliciting your proxy for use at the 2008 Annual General Meeting of Shareholders, which we refer to as the AGM, to be held on Thursday, October 30, 2008, at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060, at 10:00 am Pacific Daylight Time, and at any postponement or adjournment of the meeting. This proxy statement and related materials are first being made available to the shareholders of the Company on or about September 19, 2008. Our registered office is located in the Cayman Islands at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Seagate Technology’s telephone number at that address is (345) 949-8066. Our U.S. executive offices are located at 920 Disc Drive, Scotts Valley, California 95066, and our telephone number at this address is (831) 438-6550. Our website address is www.seagate.com. Information contained on, or accessible through, our website is not a part of this Proxy Statement.

References in this Proxy Statement to “we”, “our”, “Seagate”, “us” and “the Company” are to Seagate Technology.

Who Can Vote; Votes Per Share.    Our only outstanding class of voting securities is our common shares, par value $0.00001 per share. All persons who are registered holders of our common shares at the close of business on September 5, 2008, the record date for the AGM, will be entitled to notice of, and to vote at, the AGM. As of the close of business on the record date there were 487,927,239 outstanding common shares.

These shareholders will be entitled to one vote per common share on all matters submitted to a vote of shareholders, so long as those shares are represented at the AGM in person or by proxy. Your shares will be represented if you attend and vote at the AGM or if you submit a proxy. Under Cayman Islands law, holders of our common shares do not have appraisal rights with respect to matters to be voted on at the AGM.

Internet Availability of Proxy Materials.    This year, we are pleased to take advantage of the rules recently adopted by the U.S. Securities & Exchange Commission (the “SEC”) allowing companies to furnish proxy materials over the Internet to their shareholders (“e-Proxy delivery”) instead of mailing printed copies of those materials to each shareholder. E-Proxy delivery will expedite our shareholders’ receipt of the proxy materials, lower our printing and mailing costs, and reduce the environmental impact of providing printed information for our AGM.

On September 19, 2008, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, directing shareholders to a website where they may access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 27, 2008, and view instructions on how to vote online.

If you prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email unless you elect otherwise.

How to Vote; Submitting Your Proxy.    The Board of Directors recommends that you vote your shares “FOR” the election of the 10 nominees for director named in Proposal 1, “FOR” Proposal 2 to approve the Seagate Technology Executive Officer Performance Bonus Plan, and “FOR” Proposal 3 to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Seagate Technology for the fiscal year ending July 3, 2009. By completing and submitting your proxy, you are legally designating the individuals named in the proxy card—Donald E. Kiernan, Stephen J. Luczo and William D. Watkins (the “Proxy Holders”)—to vote your shares in accordance with the instructions you have indicated on the proxy.

If you sign and return your proxy but do not indicate how your shares are to be voted, then the Proxy Holders will vote as the Board recommends on each proposal. It is not expected that any additional matters will be brought before the AGM, but if other matters are properly presented at the AGM or any adjournment thereof, the Proxy Holders will vote your shares in their discretion on such matters.

Shares Registered Directly in the Name of the Shareholder.    If you hold our common shares registered directly in your name in our register of shareholders, you may vote by Internet or telephone, by returning a signed proxy card or by voting in person at the AGM. Specific instructions for registered shareholders are set forth in the Notice of Internet Availability of Proxy Materials.

Shares Registered in the Name of a Nominee.    If your shares are held not in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in our register of shareholders and the nominee will be entitled to vote your shares. If you hold your shares in “street name”, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution. In order to be admitted to the AGM, you must bring a letter or account statement showing that you beneficially own the shares held by the nominee. Even if you attend the AGM, you will not be able to vote the shares that you hold in street name unless you receive a proxy from the record holder to vote at the meeting. Rather, you should instruct your nominee how to vote those shares on your behalf.

Revoking Your Proxy.    If you hold shares registered directly in your name, you may revoke your proxy at any time before it is voted at the AGM, by: (1) sending a signed revocation thereof to Seagate Technology at 920 Disc Drive, Scotts Valley, California 95066, Attention: Corporate Secretary, which we must receive by 3:00 p.m., Pacific Daylight Time, on October 29, 2008; (2) submitting a later dated proxy, which we must receive by mail by 3:00 p.m., Pacific Daylight Time, on October 29, 2008 or online or by telephone by 11:59 p.m., Eastern Time, on October 29, 2008; or (3) voting your shares in person at the AGM. If your shares are registered in the name of a nominee, you must contact the nominee to revoke your proxy. Attending the AGM alone will not revoke any proxy.

Proxy Solicitation.    We will bear all costs and expenses of soliciting proxies from shareholders in connection with the matters to be voted on at the AGM. Seagate will request brokers, custodians, nominees, fiduciaries and other record holders to forward copies of Seagate’s proxy and soliciting materials to beneficial owners and request authority for the exercise of proxies. In such cases, upon request, we will reimburse such holders for their reasonable out-of-pocket expenses incurred in connection with the solicitation. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. No additional compensation will be paid to directors, officers, or other employees of Seagate for their services in soliciting proxies for the AGM.

Quorum, Voting Requirements and Broker Non-Votes.    In order to establish a quorum at the AGM, there must be one or more shareholders present at the AGM, either in person or by proxy, holding shares representing not less than a majority of our issued and outstanding shares entitled to vote at the AGM. For purposes of determining a quorum, abstentions and broker “non-votes” are counted as represented.

Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. A “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

With respect to Proposal 1, the affirmative vote of a majority of all the votes cast by holders of common shares represented in person or by proxy at the AGM is necessary to approve the election of each of the director nominees. Any incumbent director who is not elected by a majority of the votes cast will continue as a “holdover” director under our Third Amended and Restated Articles of Association until his or her successor has been elected. Proposals 2 and 3 require the affirmative vote of a majority of all the votes cast by holders of common shares represented in person or by proxy at the AGM in order to be approved.

Abstentions and broker “non-votes” are not counted (except for quorum purposes) and will have no effect on the result of the vote on any proposal.

Voting Procedures and Tabulation.    We have appointed a representative of Broadridge Investor Communication Solutions, Inc. as the inspector of elections to act at the AGM and to make a written report thereof. Prior to the AGM, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will ascertain the number of common shares outstanding and the voting power of each, determine the common shares represented at the AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

PROPOSAL 1 – ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated 10 nominees for election at the 2008 AGM. Our Board’s nominees are Messrs. Watkins, Luczo, Biondi, Bradley, Kiernan, Marquardt, Ms. Marshall, Dr. Park, and Messrs. Reyes and Thompson.

Each of the Board’s nominees is currently serving as a director of Seagate Technology.

Under our Third Amended and Restated Articles of Association, the Board may have not less than one or more than 15 members. However, the Board has determined that, for the time being, the number of directors constituting the full Board shall be 10 members. The holders of common shares, voting as a class, have the right to elect all 10 members to the Board to serve until the 2009 AGM of Shareholders and until their respective successors are elected, or until their office is otherwise earlier vacated.

It is currently anticipated that each of the nominees will be willing and able to serve as directors. However, if any nominee becomes unwilling or unable to serve as a director, then the Board will either propose a substitute nominee (and the Proxy Holders will vote for the appointment of the proposed nominee) or determine to reduce the size of the Board.

Director Changes in Fiscal Year 2008

During fiscal year 2008, James A. Davidson resigned from the Board and the Compensation Committee effective December 3, 2007.

Nominees for Election as Directors

Detailed information about our director nominees is provided below. There is no family relationship between any of the nominees, directors or our executive officers nor are any of our directors or executive officers party to any legal proceedings adverse to us.

William D. Watkins 55 years old Director since November 2000	Mr. Watkins, our Chief Executive Officer (CEO) and one of our directors, joined us in February 1996, upon our merger with Conner Peripherals, Inc., as Executive Vice President of our Recording Media Group. In October 1997, Mr. Watkins took on additional responsibility as Executive Vice President of Disc Drive Operations, and in August 1998, he was appointed to the position of Chief Operating Officer, with responsibility for our disc drive manufacturing, recording media and head operations and product development. In June 2000, he was appointed to the position of President, and in November 2000, he became a member of our Board. In April 2004, Mr. Watkins relinquished the title of Chief Operating Officer, and he was appointed as our Chief Executive Officer effective in July 2004. In September 2006, he relinquished the title of President. Prior to joining us, he was President and General Manager of the Disk Division at Conner Peripherals, Inc., an information storage solutions company, from January 1990 until December 1992. In January 1993, Mr. Watkins became President of Heads & Media Manufacturing Operations at Conner Peripherals, Inc. Mr. Watkins also serves on the Board of Directors of Maxim Integrated Products, Inc.

Stephen J. Luczo 51 years old Director since November 2000	Mr. Luczo serves as the Chairman of the Board, a position he has held since June 2002. Mr. Luczo joined us in October 1993 as Senior Vice President of Corporate Development. In September 1997, Mr. Luczo was promoted to the position of President and Chief Operating Officer of our predecessor, Seagate Technology, Inc., and in July 1998, he was promoted to Chief Executive Officer. Mr. Luczo resigned as our Chief Executive Officer effective in July 2004, but retained his position as Chairman of the Board. He became the non-employee Chairman of the Board in October 2006. Prior to joining us, Mr. Luczo was Senior Managing Director of the Global Technology Group of Bear, Stearns & Co. Inc., an investment banking firm, from February 1992 to October 1993.

Frank J. Biondi, Jr. 63 years old Director since December 2005	Mr. Biondi became a member of our Board in December 2005. Mr. Biondi is Senior Managing Director of WaterView Advisors LLC, a private equity fund specializing in media, a position he has held since June 1999. He was Chairman and Chief Executive Officer of Universal Studios from April 1996 through November 1998. Mr. Biondi previously served as President and Chief Executive Officer of Viacom, Inc. from July 1987 through January 1996, and was a member of the Viacom Board of Directors. Prior to joining Viacom, Mr. Biondi was Chairman and Chief Executive Officer of Coca-Cola Television from November 1986. In addition, he was Executive Vice President of the Entertainment Business Sector of the Coca-Cola Company, and of its predecessor company, Columbia Pictures Industries, Inc., from January 1985 to July 1987. Mr. Biondi currently serves on the Boards of Directors of Amgen, Inc., Hasbro, Inc., Cablevision Systems, and Yahoo!, Inc. He is a founding member of the University of Southern California’s Board of Councilors of the School of Cinema-Television.

William W. Bradley 65 years old Director since July 2003	Senator Bradley became a member of our Board in July 2003. Senator Bradley is a Managing Director of Allen & Company LLC, a position he has held since November 2000. Senator Bradley served as chief outside advisor to McKinsey & Company’s non-profit practice from 2001 to 2004. From 1997 to 1999, he was a Senior Advisor and Vice Chairman of the International Council of J.P. Morgan & Co., Inc. During that time, he also served as an essayist for CBS Evening News and was a visiting professor at Stanford University, the University of Notre Dame and the University of Maryland. Senator Bradley served in the U.S. Senate from 1979 to 1997, representing the State of New Jersey. In 2000, he was a candidate for the Democratic nomination for President of the United States. He is also a member of the Boards of Directors of Starbucks Corporation and Willis Group Holdings Limited.

Donald E. Kiernan 67 years old Director since April 2003	Mr. Kiernan became a member of our Board in April 2003. Mr. Kiernan is the retired Senior Executive Vice President and Chief Financial Officer of SBC Communications, where he served for 11 years until his retirement in 2001, and was responsible for all of SBC’s financial affairs. Prior to joining SBC, Mr. Kiernan was a partner with Arthur Young & Co., the predecessor of Ernst & Young LLP, where he held several positions over his 20-year tenure, including head of the firm’s management consulting practice in Florida, and both Audit-Coordinating Partner and Managing Partner of the firm’s St. Louis office. Mr. Kiernan is also a member of the Boards of Directors of LaBranche and Company, Inc. and Health Management Associates, Inc.

David F. Marquardt 59 years old Director since November 2000	Mr. Marquardt became a member of our Board in November 2000. Mr. Marquardt is a founding general partner of August Capital, a venture capital firm formed in 1995, and has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since August 1980. He is a member of the Board of Directors of Microsoft Corporation.

Lydia M. Marshall 59 years old Director since April 2004	Ms. Marshall became a member of our Board in April 2004. Ms. Marshall is retired from Versura, Inc., an education loan exchange company that she founded. She served as Chair and Chief Executive Officer of Versura, Inc. from 1999 until 2004. Previously, she was Managing Director of Rockport Capital Incorporated from 1997 to 1999, Executive Vice President-Marketing of Sallie Mae from 1993 to 1997, and Senior Vice President heading Sallie Mae’s Institutional and Public Finance and Strategic Planning Divisions from 1985 to 1993. Ms. Marshall is a member of the Boards of Directors of Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc.

C.S. Park 60 years old Director since May 2006	Dr. Park became a member of our Board in May 2006. Prior to joining Seagate’s Board, Dr. Park served as Chairman and Chief Executive Officer of Maxtor Corporation (“Maxtor”) from November 2004 until May 19, 2006 and as Chairman of Maxtor’s Board of Directors from May 1998 until May 19, 2006, and served as a member of its Board from February 1994 to May 19, 2006. Dr. Park served as Investment Partner and Senior Advisor at H&Q Asia Pacific, a private equity firm, from April 2004 until September 2004, and as a Managing Director for the firm from November 2002 to March 2004. Prior to joining H&Q Asia Pacific, Dr. Park served as President and CEO of Hynix Semiconductor Inc. from March 2000 to May 2002, and from June 2000 to May 2002 he also served as its Chairman. Dr. Park is a member of the Boards of Directors of Smart Modular Technologies Inc., Ballard Power Systems, Inc., CSC and Brooks Automation, Inc.

Gregorio Reyes 67 years old Director since April 2004	Mr. Reyes became a member of our Board in April 2004. Mr. Reyes has been a private investor and management consultant since 1994. Mr. Reyes began his career in the semiconductor industry with National Semiconductor Corporation in 1962, followed by executive positions with Motorola, Inc., Fairchild Semiconductor and Eaton Corporation. From 1981 to 1984, he was President and Chief Executive Officer of National Micronetics, Inc., a provider of hard disc magnetic recording head products for the data storage industry. Between 1986 and 1990, he was Chairman and Chief Executive Officer of American Semiconductor Equipment Technologies. Mr. Reyes co-founded Sunward Technologies in 1985 and served as its Chairman and Chief Executive Officer until 1994. Mr. Reyes is Non-Executive Chairman of LSI Logic Corp., and Chairman of the Board of Dialog Semiconductor plc.

John W. Thompson 59 years old Director since November 2000	Mr. Thompson became a member of our Board in November 2000. Mr. Thompson is Chairman of the Board of Directors and Chief Executive Officer of Symantec Corporation. Before joining Symantec in April 1999, Mr. Thompson held various executive and management positions with IBM from 1971. Mr. Thompson is also a member of the Board of Directors of United Parcel Service, Inc.

Vote Required

The affirmative vote of a majority of all the votes cast by holders of common shares represented in person or by proxy at the AGM is necessary to approve the election of each of the director nominees.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE TEN (10) NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Seagate’s Transfer from NYSE to NASDAQ.    On August 27, 2008, we announced that we will transfer our stock exchange listing from the New York Stock Exchange (NYSE) to The NASDAQ Stock Market LLC (NASDAQ), an exchange of The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ), effective September 16, 2008. Seagate Technology is listed on The NASDAQ Global Select Market and trades on the exchange with the ticker symbol NASDAQ: STX.

Corporate Governance Guidelines.    Our Board is committed to using sound corporate governance practices to help fulfill its responsibilities to our shareholders, and adopted corporate governance guidelines to clarify how it exercises its responsibilities. The Corporate Governance Guidelines are summarized below, and are also available on the Corporate Governance section of our website at http://www.seagate.com/www/en-us/about/investor_relations/corporate_governance/. You may also request a copy in print from: Investor Relations, Seagate Technology, 920 Disc Drive, Scotts Valley, California 95066.

The Nominating and Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines, and reviews the Guidelines at least annually and makes recommendations to the Board concerning corporate governance matters. The Board may amend any of the Corporate Governance Guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board’s judgment or fiduciary duties.

Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

•	The Board believes that there should be a substantial majority of independent directors on the Board.

•	All directors stand for election every year.

•

The Board does not have a mandatory retirement age for directors, and because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt arbitrary term limits for its directors.

•

Directors with significant job changes are required to submit an offer of resignation from the Board to the Nominating and Corporate Governance Committee, which then evaluates whether the individual continues to satisfy the Board’s membership criteria in light of his or her new occupational status, and makes a recommendation to the Board for its decision whether or not to accept the director’s resignation.

•

Non-management directors are limited to service on four public company boards, in addition to service on the Company’s Board. Our CEO is limited to service on one public company board, in addition to service on our Board.

•

The Board believes that the offices of Chairman and CEO should be held by separate persons, to aid in the oversight of management, unless it is in the best interests of the Company that the same person holds the offices. Currently, separate people hold the offices.

The Chair of the Nominating and Corporate Governance Committee has been appointed to serve as the Lead Independent Director. The Lead Independent Director coordinates the activities of the other non-management directors, presides over meetings of the Board at which the Chairman of the Board is not present and each executive session, serves as liaison between the Chairman of the Board and the independent directors, approves meeting schedules and agendas for the Board, has authority to call meetings of the independent directors, and is available for consultation and direct communication if requested by major shareholders.

•

We require that each non-management director establish and maintain ownership of a minimum of 10,000 shares of the Company’s stock within the timeframes described in this Proxy Statement under the heading “Compensation of Directors”.

•

The Board has regularly scheduled presentations from finance, sales and marketing, and our major business units and operations. The Board’s annual agenda will include, among other items, our long-term strategic plan, capital projects, budget matters, and management succession.

•	The Board receives a report, at least annually, on succession planning and management development.

•

At least annually, the Board evaluates the performance of the CEO and other senior management personnel. For a discussion on the relationship between performance and compensation, please see the Compensation Discussion & Analysis (the “CD&A”), set forth in this Proxy Statement beginning on page 26.

•	The Nominating and Corporate Governance Committee manages a process whereby the Board and its committees are subject to annual evaluation and self-assessment.

Our Board works with management to schedule orientation programs and continuing education programs for directors. The orientation programs are designed to familiarize new directors with our businesses, strategies, and challenges, and to assist directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities. Continuing education programs for directors may include a mix of in-house and third-party presentations and programs.

Board Meetings, Committees and Attendance.    The Board of Directors meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During fiscal year 2008, the Board held five meetings. All directors attended at least 75 percent of the aggregate of the meetings of the Board and Committees of which they were members.

All directors attended the Company’s 2007 Annual General Meeting of Shareholders, with the exception of Mr. Reyes. Mr. Reyes was unable to attend the Annual General Meeting because he was being evacuated from his home in San Diego due to the California wildfires in October 2007.

The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Strategic and Financial Transactions Committee. The Committees are responsible to the full Board. The table below provides current membership and meeting information for each of the Committees.

Director	Audit Committee	Compensation Committee(1)	Nominating and Corporate Governance Committee	Strategic and Financial Transactions Committee

William D. Watkins				✓

Stephen J. Luczo				✓(Chair)

Frank J. Biondi	✓

William W. Bradley			✓

Donald E. Kiernan	✓(Chair)			✓

David F. Marquardt		✓		✓

Lydia M. Marshall	✓		✓(Chair)

C. S. Park			✓	✓

Gregorio Reyes		✓

John W. Thompson		✓(Chair)

Number of Meetings in FY2008	9	5	6	4

(1)	Mr. Davidson resigned from the Board and the Compensation Committee effective December 3, 2007. Mr. Marquardt was appointed to the Compensation Committee effective January 31, 2008. The Compensation Committee appointed Mr. Thompson as its Chair on February 14, 2008.

The functions performed by these Committees, which are set forth in more detail in their respective charters, are summarized below. Please visit the Corporate Governance section of our investor relations website at http://www.seagate.com/www/en-us/about/investor_relations/corporate_governance/, where the Charters of the Board Committees are available. You may also request a copy in print from: Investor Relations, Seagate Technology, 920 Disc Drive, Scotts Valley, California 95066.

The Board has determined that each of the directors serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee satisfy the applicable NASDAQ standards for independence.

Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. The Audit Committee has a charter which may be found on our website under Committee Charters at http://www.seagate.com/www/en-us/about/investor_relations/corporate_governance/board_structure/. The Board has designated Mr. Kiernan as the audit committee financial expert, as defined by Item 407(d)(5)(i) of Regulation S-K of the Securities Exchange Act of 1934. Mr. Kiernan satisfies the applicable NASDAQ standards for independence. During fiscal year 2008, the Audit Committee held nine meetings.

Compensation Committee.    The Compensation Committee evaluates the Company’s programs and practices relating to leadership development, reviews and establishes compensation of the Company’s executive officers and non-management board members, and administers the Company’s stock-based and certain other compensation plans, all with a view toward maximizing long-term shareholder value. The Compensation Committee has a charter which can be found on our website under Committee Charters at http://www.seagate.com/www/en-us/about/investor_relations/corporate_governance/board_structure/. The Committee may engage compensation consultants, and did so in fiscal year 2008. During fiscal year 2008, the Compensation Committee held five meetings. Additional information on the Committee’s processes and procedures for considering and determining executive compensation is contained in the CD&A section of this Proxy Statement.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for director, recommends candidates for election as director, and provides a leadership role with respect to corporate governance of the Company. The Nominating and Corporate Governance Committee has a charter which can be found on our website under Committee Charters at http://www.seagate.com/www/enus/about/investor_relations/corporate governance/board_structure/. During fiscal year 2008, the Nominating and Corporate Governance Committee held six meetings.

The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders and by management, as well as those identified by any third party search firms retained by the Company to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Nominating and Corporate Governance Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Nominating and Corporate Governance Committee are a commitment to representing the long-term interests of the shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics; integrity and values; practical wisdom and sound judgment; and business and professional experience.

Shareholders wishing to submit recommendations for director candidates to the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•

the number of shares of common stock beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

Strategic and Financial Transactions Committee.    The Strategic and Financial Transactions Committee evaluates and authorizes management to enter into potential strategic or financial transactions in amounts of more than $25 million and up to $100 million individually (transactions of $25 million or less being within the CEO’s discretion) that we may have the opportunity to participate in from time to time. This Committee will review transactions over $100 million and make recommendations to the full Board. During fiscal year 2008, the Strategic and Financial Transaction Committee held four meetings.

Executive Sessions of the Independent Directors.    Our independent directors meet without management present at each regularly scheduled Board meeting. If the Board convenes a special meeting, the independent directors will meet in executive session if circumstances warrant. The Chairman of the Nominating and Corporate Governance Committee serves as the Lead Independent Director, and is currently Ms. Marshall. Ms. Marshall has served in this role since October 2006. The Lead Independent Director presides over the executive sessions. During fiscal year 2008, the independent directors met in executive session five times.

Director Independence.    Our Board currently includes eight independent directors, each of whom is standing for re-election at the AGM. To be considered independent under the NASDAQ listing standards, a director may not be employed by the Company or engage in certain types of business dealings with the Company. In addition, as required by NASDAQ listing standards, the Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company with regard to each director’s business and personal activities as they relate to the Company and the Company's management. Based on this review, the Board has determined that Messrs. Biondi, Bradley, Kiernan, Marquardt, Reyes, and Thompson, Ms. Marshall, and Dr. Park are independent directors. Mr. Watkins is a Company employee, and Mr. Luczo was executive Chairman until October 2006, and they are therefore not considered independent. The Board also reviewed the independence of Mr. Davidson, who resigned from the Board effective December 3, 2007, and determined that he was independent during his service on the Board during the fiscal year 2008.

In assessing director independence under NASDAQ standards for independence, the Nominating and Governance Committee and the full Board review relevant transactions, relationships and arrangements that may affect the independence of our Board members, including that:

•	During fiscal year 2008, Mr. Thompson was an executive officer of a company with which the Company conducts business in the ordinary course. Payments that the Company made to, or received from, this company for property or services in the current and each of the last three fiscal years did not exceed 1% of the Company's or the other party’s consolidated gross revenues and therefore, fell significantly below the 5% threshold in the NASDAQ independence standards.

•

Mr. Davidson, who resigned from the Board effective December 3, 2007, is an affiliate of Silver Lake Partners, which has or had during fiscal year 2008 investments in several companies that the Company conducts business with in the ordinary course. Mr. Davidson also served as a director of two of these companies during fiscal year 2008. Mr. Davidson may be deemed to have an indirect ownership of the shares held by Silver Lake Partners in these entities, but he disclaims beneficial ownership of the shares held by Silver Lake Partners, except to the extent of his individual pecuniary interest therein. Payments that the Company made to, or received from these companies for property or services in the current and each of the last three fiscal years did not exceed 1% of the Company’s or the other parties’ consolidated gross revenues and therefore, fell significantly below the 5% threshold in the NASDAQ independence standards.

•

Messrs. Thompson and Bradley sit on the boards of charitable organizations to which the Company has made contributions in amounts that are immaterial to both Seagate and such organizations and fell significantly below the 5% threshold in the NASDAQ independence standards.

Following review of these transactions and other relevant standards, the Board determined that each of these directors is independent under NASDAQ rules.

Shareholder Communications with the Board of Directors.    The AGM provides an opportunity each year for the shareholders to ask questions of, or otherwise communicate directly with, members of the Board on matters relevant to Seagate. In addition, shareholders and other interested parties may communicate with any or all of our directors, including the Lead Independent Director and/or the non-management or independent directors as a group, by transmitting correspondence to the Director(s) by mail or by facsimile as follows:

c/o Corporate Secretary

Seagate Technology

920 Disc Drive

Scotts Valley, CA 95066

Fax: (831) 438-6675

The Corporate Secretary shall transmit as soon as practicable such communications to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam, and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that the Board or individual directors so addressed shall be advised of any communication withheld as soon as practicable.

Code of Business Conduct and Ethics.    The Board has adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees, including our CEO, Chief Financial Officer (CFO), and Principal Accounting Officer. Our Code of Business Conduct and Ethics is available through our website at http://www.seagate.com/www/en-us/about/global_citizenship/work_environment/code_of_business_conduct_and_ethics/, or in print to any shareholder who requests it from: Investor Relations, Seagate Technology, 920 Disc Drive, Scotts Valley, California 95066.

Compensation of Directors

For fiscal year 2008, we compensated our non-management directors with an annual cash retainer of $50,000 for board service. Non-management members of our Board committees also received an additional annual retainer in lieu of meeting payments. These retainer amounts are as follows:

Committee	Membership	Retainer
Board of Directors	Chairperson	$150,000
	Member	$50,000

Audit Committee	Chairperson	$50,000
	Member	$25,000

Compensation Committee	Chairperson	$15,000
	Member	$10,000

Nominating and Corporate Governance Committee	Chairperson	$15,000
	Member	$10,000

Members of the Strategic and Financial Transactions Committee do not receive any additional retainers or compensation for their participation on this Committee. All retainer fees are paid in quarterly installments.

In fiscal year 2008 we reviewed non-management director compensation and made the following changes to annual retainer fees, effective fiscal year 2009.

Board of Directors

•	Lead Independent Director – new fee of $15,000 annually

Compensation and Nominating and Corporate Governance Committees

•	Chairperson – increase from $15,000 to $20,000 annually

At the AGM in October 2007, our shareholders approved a proposal to amend the 2004 Stock Compensation Plan (the “2004 Plan”), to provide flexibility to grant both options and share awards for initial and ongoing equity grants to members of our Board. This change supports director stock ownership requirements and reflects current market practices. Prior to the amendment, each new non-management director received options to purchase up to 100,000 of our common shares with an exercise price equal to the fair market value of the common shares on the grant date. Following the plan amendment, each new non-management director will receive options to purchase up to 55,000 of our common shares with an exercise price equal to the fair market value of the common shares on the grant date and will also receive up to 15,000 share awards. The fair market value for option awards is determined by calculating the average of the high and low stock price reported by the New York Stock Exchange (or NASDAQ, as applicable) on the grant date. (If the new director is an officer or member of the board of an entity whose stock, assets and/or business are acquired by Seagate, the initial grant is determined by the existing members of the Board, not to exceed the value of 55,000 option awards and 15,000 share awards.) These equity awards generally vest over four years from the date of grant. Upon re-election to the Board each year, each non-management director who has served on the Board at least six months before re-election receives options to purchase 10,000 of our common shares with an exercise price equal to the fair market value of the common shares as of the date of grant and also receives 5,000 share awards. These awards vest over four years from the vesting commencement date (generally a date occurring during the month in which the AGM occurs).

On September 27, 2006, the Board approved director share ownership guidelines to encourage equity holdings in the Company and to more closely link directors’ interests with those of all shareholders. Under the guidelines, each non-management director serving on September 27, 2006, must own at least 10,000 common shares of Seagate Technology by July 1, 2008 and must maintain such ownership for the duration of Board service. On September 11, 2007, the Compensation Committee, after review with the independent members of the Board, extended the compliance date to December 31, 2008. Non-management directors elected or appointed after September 27, 2006 have three years from the date of election or appointment to achieve the ownership requirement. Exceptions may be requested in the event of hardship.

All members of our Board are reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of the Board and its Committees; no additional compensation is provided for attending Board or Committee meetings. Board members are eligible to participate in the Company’s Nonqualified Deferred Compensation Plan—the Seagate Deferred Compensation Plan (the “SDCP”). For a description of the plan, see “Compensation Discussion and Analysis—Benefits and Other Perquisites—Nonqualified Deferred Compensation Plan” elsewhere in this Proxy Statement.

Director Compensation for Fiscal Year 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Stephen J. Luczo	200,000	22,357	196,989	419,346
Frank J. Biondi Jr.	75,000	22,357	218,438	315,795
William W. Bradley	60,000	22,357	122,368	204,725
James A. Davidson(2)	32,500	22,357	57,460	112,317
Donald E. Kiernan	100,000	22,357	148,528	270,885
David F. Marquardt	55,000	22,357	148,528	225,885
Lydia M. Marshall	90,000	22,357	243,864	356,221
C.S. Park	60,000	22,357	65,806	148,163
Gregorio Reyes	60,000	22,357	240,348	322,705
John W. Thompson	62,500	22,357	148,528	233,385

(1)	On October 25, 2007, each non-employee director then serving was granted options to purchase 10,000 of our common shares and each non-employee director then serving was issued 5,000 share awards. The grant date fair value of the options was determined to be $7.43 per share as calculated utilizing the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-based Payments, (SFAS No. 123R). See Note 3 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended June 27, 2008 regarding assumptions underlying valuation of equity awards. The grant date fair value of the share awards was calculated using the average of the high and low stock price, $27.21 and $25.72, respectively, as reported on the NYSE on October 25, 2007, the date of the grant. The closing price on October 25, 2007 on the NYSE was $26.21. The aggregate number of options held by each director as of June 27, 2008 is as follows: Mr. Luczo—110,000 options and 5,000 share awards; Mr. Biondi—135,000 options and 5,000 share awards; Mr. Bradley—185,000 options and 5,000 share awards; Mr. Kiernan—200,000 options and 5,000 share awards; Mr. Marquardt—110,000 options and 5,000 share awards; Ms. Marshall—175,000 options and 5,000 share awards; Dr. Park—157,363 options and 5,000 share awards; Mr. Reyes—135,000 options and 5,000 share awards; and Mr. Thompson—110,000 options and 5,000 share awards.

(2)	Mr. Davidson resigned from the Board effective December 3, 2007.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our outstanding common shares on September 5, 2008, except as noted below, by (1) each person who is known by us to beneficially own more than five percent of our outstanding voting power, (2) each director, director nominee, and named executive officer (NEO) and (3) all of our directors, director nominees and executive officers as a group. To our knowledge, unless it is otherwise stated in the footnotes, each person listed below has sole voting and investment power with respect to his or her shares beneficially owned. For purposes of the tables below, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire on or within 60 days after September 5, 2008.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage of Class Beneficially Owned(1)
Greater than five percent holders:
Franklin Resources, Inc.	57,854,548	(2)	11.9%
One Franklin Parkway San Mateo, CA 94403
Capital Group International, Inc.	32,444,370	(3)	6.6%
11100 Santa Monica Blvd. 5th Floor Los Angeles, CA 90025-3384
Directors, director nominees and named executive officers:(4)
William D. Watkins	4,005,294	(5)	*
David A. Wickersham	1,441,520	(6)	*
Charles C. Pope	1,061,555	(7)	*
Brian S. Dexheimer	1,428,949	(8)	*
Robert W. Whitmore	301,580	(9)	*
Stephen J. Luczo	4,690,284	(10)	*
Frank J. Biondi, Jr.	70,000	(11)	*
William W. Bradley	163,750	(12)	*
Donald E. Kiernan	188,750	(13)	*
David F. Marquardt	1,576,790	(14)	*
Lydia M. Marshall	158,000	(15)	*
C.S. Park	144,213	(16)	*
Gregorio Reyes	142,290	(17)	*
John W. Thompson	250,660	(18)	*
All directors, director nominees and executive officers as a group (21 persons)	18,210,719	(19)	3.7%

*	Less than 1% of Seagate Technology’s common shares outstanding.

(1)	Percentage of class beneficially owned is based on 487,927,239 common shares outstanding as of September 5, 2008, together with applicable options to purchase common shares for each shareholder exercisable on September 5, 2008 or within 60 days thereafter. Each common share is entitled to one vote. We have determined beneficial ownership in accordance with the rules of the SEC based on factors, including voting and investment power, with respect to shares subject to applicable community property laws. Common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after September 5, 2008 are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person or group.

(2)

Based solely on information reported by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Templeton Global Advisers Limited on the Schedule 13G/A filed with the SEC on February 7, 2008 reporting ownership as of December 31, 2007. According to the Schedule 13G/A, these shares are beneficially owned by one or more investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Franklin Resources Inc. and Messrs. Johnson do not have voting or dispositive power over any of the shares reported on the Schedule 13G/A. Templeton Global Advisors Limited has sole voting power with respect to 49,103,329 shares, sole dispositive power with respect to 49,521,466 shares and shared dispositive power with respect to 31,863 shares. Various other direct and indirect subsidiaries of Franklin Resources, Inc. have sole voting power, and sole and shared dispositive power, with respect to the remaining shares as reported in the Schedule 13G/A.

(3)	Based solely on information reported by Capital Group International, Inc. on the Schedule 13G/A filed with the SEC on February 12, 2008 and reporting ownership as of December 31, 2007. Capital Group International, Inc. disclaims beneficial ownership of these shares.

(4)	The business address of each of these individuals is our office at 920 Disc Drive, Scotts Valley, California 95066.

(5)	Includes 1,293,832 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008, 1,695,050 shares held by the Watkins Family Trust, 119,744 shares held by the Wolf Pack Limited Partnership, 40,000 shares held by The Dragon Wolf Foundation and 856,668 shares owned directly by Mr. Watkins.

(6)	Includes 1,042,270 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008, 45,292 shares held by Arlie Enterprises, 170,761 shares held by the David Wickersham and Susan Wickersham Trust and 183,197 shares owned directly by Mr. Wickersham.

(7)	Includes 919,055 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008, 50,500 shares held by the Pope Family Trust and 92,000 shares owned directly by Mr. Pope.

(8)	Includes 833,954 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008, 61,664 shares held by Silver Sea Limited Partnership, 30,000 shares held by the 2004 Dexheimer Family Dynasty Trust and 503,331 shares owned directly by Mr. Dexheimer.

(9)	Includes 224,580 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008 and 77,000 shares owned directly by Mr. Whitmore.

(10)	Includes 52,500 shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008, 3,680,614 shares held by the Stephen J. Luczo Revocable Trust dated January 26, 2001, 34,880 shares held by the 2002 Luczo Perpetual Family Trust, 490,367 shares held by Red Zone Holdings Limited Partnership, 425,951 shares held by Red Zone II Limited Partnership and 5,972 shares owned directly by Mr. Luczo.

(11)	Includes 65,000 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008 and 5,000 shares owned directly by Mr. Biondi.

(12)	Includes 158,750 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008 and 5,000 shares owned directly by Mr. Bradley.

(13)	Includes 173,750 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008 and 15,000 shares owned directly by Mr. Kiernan.

(14)	Includes 83,750 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008 and 1,493,040 shares owned directly by Mr. Marquardt.

(15)	Includes 148,750 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008 and 9,250 shares owned directly by Ms. Marshall.

(16)	Includes 137,363 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008 and 6,850 shares owned direct by Dr. Park.

(17)	Includes 108,750 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008, 28,540 shares held by the Gregorio and Vanessa Reyes Trust and 5,000 shares owned directly by Mr. Reyes.

(18)	Includes 83,750 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008, 161,910 shares owned by the John and Sandra Thompson Trust and 5,000 shares owned directly by Mr. Thompson.

(19)	Includes 6,925,704 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 5, 2008.

PROPOSAL 2 – APPROVAL OF THE SEAGATE TECHNOLOGY EXECUTIVE OFFICER PERFORMANCE BONUS PLAN

Introduction

The Board is seeking the approval of our shareholders of the Seagate Technology Executive Officer Performance Bonus Plan (the “Bonus Plan”) to govern the award and payment of bonuses to certain of our executives. The Board adopted the Bonus Plan subject to the approval of our shareholders, and the Bonus Plan is an amendment and restatement of the Seagate Technology Annual Incentive Bonus Plan (the “AIBP”). Our shareholders approved the AIBP at our 2003 Annual General Meeting.

Purpose of the Bonus Plan

The purpose of the Bonus Plan is to motivate our senior executives and reward them for producing results that increase shareholder value, and to encourage individual and team behavior that helps us achieve both short- and long-term corporate objectives. The bonuses awarded under the Bonus Plan are intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder. In general, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its chief executive officer and three other most highly compensated executive officers, other than the chief financial officer (each referred to in Section 162(m) of the Code as a “covered employee”). An exception to this $1 million limitation is provided for “qualified performance-based compensation” that satisfies certain conditions set forth in Section 162(m) of the Code and the regulations promulgated thereunder. Once initially approved by shareholders, the material terms of any such qualified performance-based compensation must be re-approved by shareholders every five years.

Accordingly, the Bonus Plan is being submitted to our shareholders for approval so that payments under the Bonus Plan can qualify as “qualified performance-based compensation.” In the event the Bonus Plan is not approved by our shareholders, the AIBP will remain in effect in accordance with its terms. However, the material terms of the AIBP were last approved by shareholders five years ago in 2003. Thus, if the Bonus Plan is not approved by our shareholders, we will continue to pay bonuses under the AIBP, but any such payments will not qualify as “qualified performance-based compensation” and thus payments to a Section 162(m) “covered employee” may not be deductible by us for income tax purposes. The Board believes it is in Seagate’s best interests to provide for a bonus plan under which bonus awards paid to our executives can qualify as “qualified performance-based compensation” for deductibility under Section 162(m) of the Code in order to maximize the Company’s income tax deductions.

Proposed Amendments included in the Bonus Plan

The Bonus Plan is an amendment and restatement of the AIBP. The principal amendments to the AIBP reflected in the Bonus Plan were to (1) expand the number of performance targets on which the achievement of a bonus award is based, clarify the methodology in measuring such performance targets and provide a mechanism for the appropriate adjustment of an evaluation under a performance target to mitigate the effects of unusual or extraordinary events or accounting charges which were not budgeted and not foreseen at the time the applicable performance targets were set, (2) increase the maximum bonus award payable to any participant under the Bonus Plan in any fiscal year from $5,000,000 to $10,000,000, and (3) rename the AIBP the “Seagate Technology Executive Officer Performance Bonus Plan”. The list of performance targets and the methodology of measuring such performance targets were amended to conform to the list and methodology set forth in the 2004 Plan, which was approved by our shareholders at our 2007 Annual General Meeting. The increase to $10,000,000 provides a maximum bonus payment under the Bonus Plan that will accommodate possible future salary and bonus level increases and is comparable with potential payments under bonus plans maintained by companies of similar size and complexity within our industry.

The remaining amendments include the following: (1) amendment of the term “Disability” to conform to the definition contained in our other plans and policies, (2) requirement that a participant be continuously employed with us during a fiscal year in order to be eligible to receive a bonus award for such fiscal year, (3) amendment of the timing of payment of a bonus award to comply with Section 409A of the Code and the regulations promulgated thereunder, (4) requirement that no amendment, modification, suspension or termination of the Bonus Plan shall be made which materially adversely affects bonus awards previously made to a participant without such person’s consent, and (5) other amendments intended to clarify plan provisions.

In the event that the Bonus Plan is not approved by our shareholders, then the AIBP will continue without giving effect to the amendments. The amended terms of the Bonus Plan are described in more detail below under “Description of the Bonus Plan” and are reflected in the full text of the Bonus Plan, a copy of which is attached hereto as Appendix A.

Description of the Bonus Plan

The following information includes a summary of certain provisions of the Bonus Plan, and reflects the amendments described above. This summary, however, does not purport to describe every detail of the Bonus Plan and is qualified in all respects by reference to the full text of the Bonus Plan, a copy of which is attached hereto as Appendix A. (The Bonus Plan is defined as the “EPB” in Appendix A.)

Bonus Awards to Participants

Eligibility.    Our CEO and any other executive of Seagate Technology who is subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, who remains continuously employed as an executive officer of Seagate Technology from the first day of the applicable fiscal year (or, if later, from his or her first day of employment) through and including the last day of the applicable fiscal year and who is selected to participate in the Bonus Plan for such fiscal year by the Compensation Committee is eligible for a bonus award for such fiscal year under the Bonus Plan. Currently there are approximately 12 executives of Seagate Technology, including the CEO, who are eligible to participate in the Bonus Plan, and the Compensation Committee has selected 11 of those executives to participate in the Bonus Plan for fiscal year 2009. In the event an individual is selected by the Compensation Committee to participate in the Bonus Plan, the Compensation Committee will establish one or more objectively determinable performance targets, based on one or more of the criteria listed below, for such individual for the fiscal year at issue. Achievement of specified levels above a performance target may result in a bonus award to the participant in an amount equal to a pre-established fixed dollar amount or a fixed percentage of the participant’s annual base salary as in effect as of the last day of such fiscal year, determined in the discretion of the Compensation Committee. The Compensation Committee has absolute discretion to determine whether or not a bonus award is granted and may, even if specified performance targets are met, to determine not to pay a bonus award to a participant or to pay a participant a bonus in a lesser amount (but no discretion to increase the amount of a bonus award). Although the specific bonuses that may be paid to participants in the Bonus Plan for any fiscal year are not determinable at this time, the maximum bonus that may be paid to a participant under the Bonus Plan in any fiscal year will not exceed $10,000,000. The Compensation Committee also will establish specified levels of the performance targets and the bonus award to be paid at each such specified level.

Business Criteria.    If approved by our shareholders, each participant’s bonus will be based on the achievement of one or more performance targets by Seagate Technology, as determined by the Compensation Committee for each fiscal year. The performance targets for a fiscal year will be based on any one or more of the following objective business criteria, either individually, alternatively or in any combination, applied to either Seagate Technology as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as the Compensation Committee determines: (1) pre- and after-tax income; (2) operating income; (3) net operating income (before or after taxes); (4) net earnings; (5) net income

(before or after taxes); (6) operating margin; (7) gross margin; (8) cash flow (before or after dividends); (9) earnings per share; (10) return on equity; (11) return on assets, investments or capital employed; (12) revenue; (13) market share; (14) cost reductions or savings; (15) funds from operations; (16) total shareholder return; (17) stock price; (18) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (19) market capitalization; (20) economic value added; (21) operating ratios; (22) product development or release schedules; (23) new product innovation; (24) implementation of our critical processes or projects; (25) customer service or customer satisfaction; (26) product quality measures; (27) days sales outstanding; (28) inventory or inventory turns; (29) other standards of financial performance and/or (30) personal performance evaluations.

Adjustments.    If approved by our shareholders, the Bonus Plan will provide that the Compensation Committee (1) shall appropriately adjust any evaluation of performance under a performance target to mitigate the effects of material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not budgeted and were not foreseen at the time the applicable performance targets were set, such as merger or acquisition related charges, charges for restructuring and reorganization plans, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or significant part of a business, or related to a change in accounting principle (including the cumulative effect of accounting changes) as determined in accordance with Statement of Financial Standards No. 154, Accounting Changes and Error Corrections or other applicable or successor accounting provisions, in each case as determined in accordance with generally accepted accounting principles or identified in our financial statements or notes to the financial statements, and (2) shall also appropriately adjust any evaluation of performance under a performance target to exclude any of the following events that occur during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) accruals of any amounts for payment under the Bonus Plan.

Bonus Amount.    The bonus award for any participant is based on the achievement of specified levels of performance at or above the performance threshold. Prior to the payment of a bonus award to a participant, the Compensation Committee must certify in writing the level of the performance attained.

Performance-Based Compensation.    With respect to any bonus award payable under the Bonus Plan, the performance targets applicable to such bonus award will be established in writing by the Compensation Committee for the fiscal year to which such bonus award relates. To the extent permitted under Section 162(m)(4)(C) of the Code, and the regulations promulgated thereunder, such performance targets may be established in writing by the Compensation Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Compensation Committee actually establishes the performance targets; and provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed. No bonus award which is intended to qualify as “qualified performance-based compensation,” within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder, will be paid to a participant unless and until the Compensation Committee makes a certification in writing with respect to the level of performance attained by Seagate Technology for the fiscal year to which such bonus award relates, as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

Termination of Employment.    A participant who, whether voluntarily or involuntarily, is terminated or demoted or otherwise ceases to be an executive officer of Seagate Technology at any time during a fiscal year will not be eligible to receive a partial fiscal year bonus award. However, in the event of a participant’s death or disability, or in the event of a change in ownership or control of Seagate Technology, the Compensation Committee may, in its sole discretion, provide partial fiscal year bonus awards to affected participants.

General

Payment of Bonuses.    Each bonus award shall be paid in cash. Payment shall be made no later than the 15th day of the third month following the end of the fiscal year to which such bonus award relates (subject to a valid election made by an eligible executive in accordance with Section 409A of the Code, and the regulations promulgated thereunder, with respect to the deferral of all or a portion of his or her bonus).

Effective Date.    The Bonus Plan will be effective as of the first day of our fiscal year 2009, subject to approval by the shareholders of Seagate Technology at the AGM. The Bonus Plan year will commence on the first day of each fiscal year and end on the last day of that fiscal year.

Administration and Interpretation.    The Bonus Plan will be administered by the Compensation Committee, which consists solely of two or more directors who are considered “outside directors” for purposes of Section 162(m) of the Code, and the regulations promulgated thereunder. The Compensation Committee will have the absolute authority to administer and interpret the Bonus Plan, and all actions taken, and all determinations made, by the Compensation Committee or the Board in good faith shall be binding on all parties.

Amendment.    The Bonus Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, subject to any requirement for shareholder approval, and provided that no amendment, modification, suspension or termination shall be made which materially adversely affects bonus awards previously made to a participant without his or her consent.

Shareholder Approval.    The Bonus Plan is subject to the approval of our shareholders and, in the event the Bonus Plan is not approved, the AIBP shall remain in effect in accordance with its terms. However, the material terms of the AIBP were last approved by our shareholders five years ago in 2003. Thus, if the Bonus Plan is not approved by our shareholders, bonuses will continue to be paid under the AIBP, but such bonuses will not qualify as “qualified performance-based compensation” for deductibility under Section 162(m) of the Code. Accordingly, any portion of a bonus paid to any “covered employee” (i.e., our CEO and three other most highly compensated executive officers, other than the CFO), that, together with all other non-qualified-performance-based compensation received by such “covered employee” in a fiscal year, exceeds $1,000,000, may not be deductible under Section 162(m) of the Code.

Future awards under the Bonus Plan to our executive officers will be made at the discretion of the Compensation Committee. At this time, therefore, the benefits that may be received by our executive officers if shareholders approve the Bonus Plan (including the amendments thereto) cannot be determined. Please see the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 35, which sets forth the benefits earned under the AIBP in fiscal year 2008 (payment distribution is made in fiscal year 2009). Benefits paid under the AIBP in 2008 would have been the same if the Bonus Plan had previously been approved by shareholders. The Compensation Committee recently established the target bonus levels for the NEOs and Seagate’s other executive officers under the Bonus Plan for fiscal year 2009, which are consistent with those set forth in the Variable Pay section of the CD&A.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of all the votes cast by holders of common shares is necessary to approve the Bonus Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE SEAGATE TECHNOLOGY EXECUTIVE OFFICER PERFORMANCE BONUS PLAN.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended June 27, 2008. The Audit Committee has selected and appointed Ernst & Young LLP to audit the financial statements of Seagate Technology for the fiscal year ending July 3, 2009. The Board, upon the recommendation of the Audit Committee, is asking Seagate Technology’s shareholders to ratify such appointment because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.

A representative of Ernst & Young LLP is expected to be present at the AGM and he or she will have the opportunity to make a statement, if he or she so desires, and will be available to respond to any appropriate questions from shareholders.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of all the votes cast by holders of common shares represented in person or by proxy at the AGM is necessary to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Seagate Technology.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF SEAGATE TECHNOLOGY.

INFORMATION ABOUT THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Independent Registered Public Accounting Firm

The aggregate fees paid or accrued by us for professional services provided by Ernst & Young LLP in fiscal years 2008 and 2007 are set forth below.

	Fiscal Year
	2008	2007
	(In thousands)
Audit Fees	$5,431	$6,163
Audit-Related Fees	571	469
Tax Fees	326	540
All Other Fees	6	6

Total	$6,334	$7,178

Audit Fees.    This category includes the audit of our internal controls and related compliance required under Section 404 of the Sarbanes-Oxley Act of 2002, the audit of our consolidated financial statements included in our annual report on Form 10-K, the review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. These fees are lower in fiscal year 2008 compared to fiscal year 2007 primarily due to a reduction in audit activities related to Maxtor in 2008.

Audit-Related Fees.    This category consists of assurance and related services provided by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our financial statements and which are not reported above under “Audit Fees”. For fiscal years 2008 and 2007, this category includes: benefit plan, pension plan and grant audits and advice on accounting matters that arose during those years in connection with the preparation of our financial statements.

Tax Fees.    This category consists of professional services provided by Ernst & Young LLP for tax services, including tax compliance, tax advice and expatriate tax services.

All Other Fees.    This category consists of fees for the use of Ernst & Young LLP’s online accounting research tool for fiscal years 2008 and 2007.

In fiscal years 2008 and 2007, all audit, audit related, tax and all other fees were pre-approved by the Audit Committee. Under the SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company’s principal accountant for all services rendered on or after May 6, 2003. We are in compliance with these SEC rules.

In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 3, 2009, the Audit Committee considered whether the services provided to us by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from us. The Audit Committee has determined that the provision of these services by Ernst & Young LLP is compatible with maintaining that independence.

Pre-Approval of Services by Independent Registered Public Accounting Firm

The Audit Committee charter requires the Committee to pre-approve any audit or permitted non-audit services to be provided to us by our independent registered public accounting firm, Ernst & Young, LLP, in advance of such services being provided to us. The process for such pre-approval provides that the Audit Committee pre-approve all audit, audit-related, tax and other permissible non-audit services provided by our independent registered public accounting firm on an annual basis, and additional services as needed. The Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve audit or permitted non-audit services where the company deems it necessary or advisable that such services commence prior to the next regularly scheduled Audit Committee meeting (provided that the Audit Committee Chair must report to the full Audit Committee on any pre-approval determinations).

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal year 2008 were Messrs. Thompson, Reyes, Marquardt and James A. Davidson.* None of these individuals were officers or employees of Seagate Technology or any of its subsidiaries at any time during fiscal year 2008, nor have any of these individuals ever been officers of Seagate Technology or any of its subsidiaries. No executive officers of Seagate Technology served on the compensation committee of any other entity, or as a director of an entity, that employed any of the members of the Compensation Committee during fiscal year 2008.

*	Mr. Davidson resigned from the Board and the Compensation Committee effective December 3, 2007. Mr. Marquardt was appointed to the Compensation Committee effective January 31, 2008. The Compensation Committee appointed Mr. Thompson as its Chair on February 14, 2008.

REPORT OF THE AUDIT COMMITTEE

Our management is responsible for preparing and presenting our financial statements, and our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board. One of the Audit Committee responsibilities is to monitor and oversee these processes. In connection with the preparation of the financial statements as of and for the fiscal year ended June 27, 2008, the Audit Committee performed the following tasks:

(1) reviewed and discussed the audited financial statements for fiscal year 2008 with management and with Ernst & Young LLP;

(2) reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of June 27, 2008, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework;

(3) reviewed and discussed with Ernst & Young LLP its attestation report on our internal control over financial reporting. We published these reports in our Annual Report on Form 10-K for the fiscal year ended June 27, 2008;

(4) discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended and adopted by the Public Company Accounting Oversight Board, including Ernst & Young LLP’s judgment about the quality, in addition to the acceptability, of our accounting principles and underlying estimates in our financial statements; and

(5) received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as adopted by the Public Company Accounting Oversight Board, and discussed with the independent accountants their independence from management and from us.

Based upon these reviews and discussions, the Audit Committee recommended, and the Board approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 27, 2008 for filing with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

Donald E. Kiernan, Chairman

Frank J. Biondi, Jr.

Lydia M. Marshall

COMPENSATION DISCUSSION & ANALYSIS

The CD&A provides information and perspective about the compensation of the NEOs listed in the Summary Compensation Table below.

Our Executive Compensation Strategy

Seagate owes its success to the technology leadership and innovation of its people. Our executive compensation program is designed to reward high performance, strengthen our market position, and increase shareholder value. The Goals of our executive compensation programs are to:

•	attract and retain talented leaders with competitive pay programs;

•	motivate executives to achieve and exceed business objectives as approved by the Board;

•	align the interests of executives and shareholders to optimize shareholder return; and

•	manage the cost of total compensation in support of our financial performance.

Role of Our Compensation Committee

The Compensation Committee, composed of three independent directors, determines, reviews and approves our compensation strategy and all payment authorizations for senior executives, including the NEOs. The Compensation Committee also reviews CEO compensation changes with the independent directors of the Board prior to final approval by the Compensation Committee.

Our Executive Compensation Program

Executive compensation at Seagate consists of five elements, each designed to reward different results in support of our strategy, as follows:

Compensation Element	Designed to Reward	Relationship to the Goals

Base Salary	Experience, knowledge of Seagate and our industry, dedication to assigned job	Provide competitive pay to attract and retain talented executives

Variable Pay Annual Incentive Bonus Plan (AIBP) (to be renamed the Executive Officer Performance Bonus Plan, if the amendment and restatement described in Proposal 2 is approved by shareholders.)	Success in financial and operational goals for the period covered; achievement of strategic initiatives	Motivate executives to achieve annual business objectives Manage the cost of total compensation in support of our financial performance

Long-term Equity Incentives Option Awards, Share Awards, and Performance Share Awards	Increasing shareholder value by achieving strategic goals of revenue growth, margin increases, and other long-term goals.	Align the interests of executives and shareholders to optimize shareholder return

Benefits and Perquisites	Initial and continued employment by the executive	Attract and retain talented leaders with competitive pay programs

Severance and Other Post-Termination Payments	Initial and continued employment by the executive, especially during periods of business uncertainty	Align the interests of executives and shareholders to optimize shareholder return

Executive Compensation Program Changes in Fiscal Year 2008

Changes for 2008, which are noted in appropriate sections of this CD&A, include:

•	granting Performance Share Bonuses (Performance Shares) in addition to Options Awards;

•	replacing our car policy with a cash Executive Perquisite Allowance;

•	establishing Executive Stock Ownership Guidelines;

•	approving (in fiscal 2009) a new severance and change-in-control policy to be implemented in fiscal year 2009; and

•	approving the role of the Compensation Committee’s Independent Consultant.

The NEOs for fiscal year 2008 are:

Name	Job Title
William D. Watkins	Chief Executive Officer
Charles C. Pope	Chief Financial Officer(1)
David A. Wickersham	President and Chief Operating Officer
Brian S. Dexheimer	Division President(2)
Robert W. Whitmore	Chief Technology Officer

(1)	Mr. Pope ended his CFO role effective August 25, 2008, but will continue employment in a new role.

(2)	Mr. Dexheimer was appointed to the position of Division President of the Consumer Solutions group on March 10, 2008. Previously he held the position of Chief Sales and Marketing Officer.

Executive Stock Ownership Guidelines

In April 2008, the Company adopted stock ownership guidelines for NEOs. The guidelines help ensure that our senior executives maintain an equity stake in the Company and, by doing so, link their interests with those of other shareholders. Shares directly or indirectly owned (for example through a trust) by the executive, along with unvested shares, count toward the stock ownership guidelines. Option Awards and unvested Performance Share Awards do not count toward the guidelines. Executive officers are expected to achieve the following stock ownership levels within five years of becoming an executive officer or being promoted to a higher level. Current executives are expected to meet the guidelines within four years following implementation. Executives are measured against the guideline on the last day of each fiscal year with results reported to the Compensation Committee, which will consider each executive’s success in meeting the guidelines when determining future grant awards.

Stock Ownership Guidelines

Role	Multiple of Annual Salary
CEO	5x
President/ COO	4x
Other NEO	3x

Competitive Market, Peer Group, and Position within Market

The Compensation Committee reviews executive assignments and establishes targets for each element of executive pay after reviewing similar information for a defined group of companies that compete for similar executive talent (Peer Group). The Compensation Committee relies on analyses of available published surveys and disclosures by Peer Group companies for compensation to executives in similar roles. Peer Group pay data, including cash payments and equity awards, for executive positions are reviewed annually.

The Peer Group company list for fiscal year 2008 was updated on October 25, 2007 to include organizations that are:

•	similar in global scope, complexity, and revenue;

•	within Seagate’s industry segment (Dow Jones Technology Hardware and Equipment Top Cap Index);

•	key suppliers, original equipment manufacturers (OEM), or labor market competitors; and

•	generally producing annual revenue greater than $1.5 billion.

Fiscal Year 2008 Peer Group - Dow Jones Technology and Hardware Index Top Cap

Advanced Micro Devices, Inc.	LSI Logic Corporation
Agilent Technologies, Inc.	Marvell Technology Group Ltd.
Apple Inc.	Micron Technology, Inc.
Applied Materials, Inc.	Microsoft Corporation
Broadcom Corporation	Motorola, Inc.
CDW Corporation	NCR Corporation
Cisco Systems, Inc.	Network Appliance, Inc.
Corning Incorporated	NVIDIA Corporation
Dell Inc.	Pitney Bowes, Inc.
EMC Corporation	Qualcomm, Inc.
Harris Corporation	SanDisk Corporation
Hewlett-Packard Co.	Sun Microsystems, Inc.
Intel Corporation	Texas Instruments, Inc.
International Business Machines Corporation	Western Digital Corporation
Juniper Networks, Inc.	Xerox Corporation
KLA-Tencor Corporation	Xilinx, Inc.
Lexmark International, Inc.

The following companies are also part of the fiscal year 2008 peer group:

Additional Fiscal Year 2008 Peer Group - Key Suppliers, OEMs, or Competitors

Fujitsu Products of America, Inc.	Jabil Circuit, Inc.
Hitachi America	Samsung Electronics Co.
Hitachi Global Storage Technologies Flextronics	Sony Corporation of America Sanmina-SCI Corporation

Role of Compensation Consultants

The Compensation Committee has the authority to retain its own independent consultant for advice and counsel throughout the year. During fiscal year 2008 the Compensation Committee utilized the services of Frederick W. Cook & Co. (“F.W. Cook”) and approved the following ongoing role for the independent consultant:

•	comment on management proposals to the Compensation Committee, including executive pay philosophy, strategy and mix of elements;

•

advise the Compensation Committee regarding the market peer group and market targets used for competitive comparisons. Advise the Compensation Committee regarding incentive plans, performance measures and targets;

•	develop recommendations to the Compensation Committee for changes to CEO pay, and advise the Compensation Committee regarding management proposals on pay to other NEOs;

•	advise the Compensation Committee on proposed employment, severance and change-in-control policies or agreements; and

•	advise the Compensation Committee regarding disclosures, shareholder proposals, and on trends and best practices in executive and director pay.

F.W. Cook provided the Compensation Committee with the following reports and supporting consultation during fiscal year 2008:

•	Review of the CEO equity award proposal;

•	Trends and market direction in board compensation; and

•	Review proposed Executive Officer Severance and Change in Control (Severance) Plan.

F.W. Cook does not provide services to the Company management except as directed by the Compensation Committee. Seagate paid no fees or other compensation to F.W. Cook for any services other than those in support of the Compensation Committee.

Executive management also employed Hewitt Associates, Inc. throughout the year to advise them and assist in developing proposals to the Compensation Committee including but not limited to Performance Share Awards, Stock Ownership guidelines, and severance/change in control policies.

How We Determine Individual Compensation Amounts

The Compensation Committee generally targets NEO total compensation at the 75th percentile for similar positions within the Peer Group, subject to limits on overall equity dilution and cost to the Company. Positioning executive pay above the market average is necessary to attract and retain top leadership talent in a competitive labor market, especially in our volatile industry segment. The process and methods used to determine compensation for each of the NEOs are the same, each reviewed at least annually. The amount of compensation may differ for each NEO and is not based on a rigid formula. Instead, the value and relative mix of each compensation element varies by NEO and is subjectively determined by the Compensation Committee based on the:

•	past performance and experience of the incumbent;

•	expected future contributions;

•	overall ability to achieve Seagate’s business objectives;

•	strategic impact of the position;

•	market value for comparable positions in the Peer Group; and

•	the ease or difficulty to replace the incumbent.

When approving a change to our compensation programs, the Compensation Committee considers all elements of total compensation, and also reviews:

•	external business conditions;

•	financial and operational performance;

•	potential costs; and

•	the ability to retain and motivate executives.

When determining the base salary and variable pay awards for the CEO, the Compensation Committee considered Mr. Watkins’ individual performance as well as the performance of the overall organization and the position of his pay compared to Peer Group CEOs. These factors are described below under Base Salary and Variable Pay. The Compensation Committee also noted that pay levels among Peer Group CEOs are much greater than compensation paid to other NEOs, reflecting the significant differences in job scope, responsibility and impact for CEOs compared with other executive positions. Consistent with market practice, this position differentiation is reflected in Seagate’s pay structure as well.

The proportion (mix) of pay elements relative to total pay varies by individual, with the largest portion of pay variable and contingent on Company performance. Variations in mix among NEOs generally reflect differences in scope of responsibility and Peer Group market data. As a result, the CEO has the greatest portion (more than 80%) of total pay in the form of variable incentives contingent on Company performance. For fiscal year 2008, the mix of pay elements for NEOs (including the CEO) was:

•	Base salary: 11%–18%;

•	Annual variable pay: 29%–41%;

•	Long-term equity incentives: 42%–59%; and

•	All other compensation as disclosed on Summary Compensation table: < 1%.

Base Salary

Base salaries are the fixed annual cash amounts paid to executives on a biweekly basis. As part of its annual review of base salaries, the Compensation Committee approved the following NEO salary rates, effective February 5, 2008. In doing so, the Compensation Committee considered competitive market levels for comparable positions in the Peer Group at the 75th percentile, individual performance, and any changes in scope of responsibility during the year.

Name	Prior Annual Salary		% Salary Increase		New Annual Salary
William D. Watkins		$1,000,002	No change			$1,000,002
David D. Wickersham		$775,008	+4%			$806,000
Charles C. Pope		$700,003	+3%			$721,011
Brian S. Dexheimer Robert W. Whitmore	$ $	640,016 500,011	+8 +10	% %	$ $	691,226 550,014

The Compensation Committee determined that Mr. Watkins’ base pay was already at the target level and therefore did not make any further adjustment for 2008. To stay competitive with the market, Messrs. Wickersham and Pope received increases reflecting average market movement. Messrs. Dexheimer and Whitmore received above average adjustments that reflected a broadening of their job responsibilities, organizational impact during the year, and better alignment with comparable positions at Peer Group companies.

Variable Pay

All executives participate in the AIBP approved by shareholders. Awards under the AIBP are expected to qualify as performance pay under section 162(m) of the Internal Revenue Code (IRC). Target award opportunities (a percentage of base salary) for each NEO take into account competitive market levels for comparable positions in the Peer Group at the 75th percentile. Funding of the AIBP is based on the Company’s financial results (measured by adjusted non-GAAP EPS, or AEPS) and quality results (measured by industry leadership on product reliability). While Seagate tracks many operational and strategic performance goals throughout the year, AEPS is a critical measure of the Company’s success in achieving profitable growth for shareholders. Quality is another critical performance goal that impacts Seagate’s ability to maintain and grow customer relationships and a market leading share position. Individual awards are reviewed and may be adjusted based on the executive’s individual performance. AEPS shall mean diluted EPS under GAAP, excluding the impact of non-operating activities and material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not budgeted and were not foreseen at the time the applicable AEPS performance target was established. The Compensation Committee reviews and certifies any adjustments annually. For fiscal year 2008 the AIBP was structured as follows:

Seagate’s fiscal year 2008 performance significantly exceeded expectations with AEPS exceeding the $2.55 AIBP maximum goal. The quality goal was also achieved, resulting in bonus calculations for the NEOs at 200% of their individual targets. As part of the AIBP funding target, the Compensation Committee approved a $2 million Supplemental Award Pool to be added to the AIBP for payment to the executive officer group in proportion to their individual bonus targets. The Compensation Committee did not allocate any of this $2 million supplemental pool to the NEO group and did not make any adjustments to NEO awards related to individual performance.

Name	Ending Annual Salary	FY08 Target as % of Salary	Maximum Allocation from Supplemental Award Pool(1)	Funding Results as % of Target	Actual FY08 Bonus ($)(2)
William D. Watkins	$1,000,002	150%	$440,000	200%	$3,000,000
David D. Wickersham	$806,000	125%	$280,000	200%	$2,015,000
Charles C. Pope	$721,001	125%	$260,000	200%	$1,802,500
Brian S. Dexheimer	$691,226	125%	$240,000	200%	$1,728,100
Robert W. Whitmore	$550,014	100%	$150,000	200%	$1,100,000

(1)	As noted, the Supplemental Award Pool approved earlier in the year by the Compensation Committee was not distributed to the NEO group.
(2)	Payment distribution occurred on or about September 12, 2008.

Long-Term Equity Incentives

In fiscal year 2008, the Compensation Committee granted equity awards to the NEOs under the terms of the 2004 Plan, as amended. This plan is designed to:

•	focus executives on achieving longer-term performance goals;

•	provide significant award potential for outstanding annual and cumulative performance;

•	enhance the Company’s ability to attract and retain highly talented executives; and

•	provide the executive team with greater equity ownership and related incentives to produce higher shareholder return.

The Compensation Committee approves annual guidelines to help determine the structure and level of equity awards to all executives. The CEO recommends awards for the other NEOs within these guidelines,

subject to Compensation Committee approval. The Compensation Committee determines the CEO’s equity awards separately after review with the Compensation Committee’s independent consultant and after review with the independent directors of the Board. Seagate’s equity grant guidelines and mix of awards are based on the practices of Peer Group companies for similar positions as well as analysis of the potential impact on earnings, the pool of available shares, and shareholder dilution. In determining the grant type and amounts for each executive, the Compensation Committee also may consider the following:

•	potential future contributions to the Company’s overall success;

•	past equity award history;

•	the Black-Scholes value and realizable value (holding power) of unvested equity; and

•	goals for retaining the individual executive during the vesting period.

For fiscal year 2008, the Compensation Committee determined that NEO equity awards would consist of Option Awards and Performance Share Awards.

To enhance motivation and retention of the NEO group, grants in fiscal year 2008 were set to reflect two years of value, with the expectation that fiscal year 2009 awards will be significantly smaller. Performance Share Awards granted in fiscal year 2008 will vest over five years, while Option Awards will vest over four years, consistent with prior option grant vesting terms.

Grant Timing and Exercise Price for Stock Options

We do not backdate the pricing of stock options or grant stock options retroactively and we do not coordinate the timing of option grants before the Company announces favorable information or after it announces unfavorable information. Option Awards are granted with an exercise price at the fair market value on the date of grant, with all required approvals obtained on or before the grant date. The fair market value is calculated using the average of the high and low trading price on the New York Stock Exchange on the grant date. The grant and vesting date for NEOs is the same as for other employees receiving equity awards. For details, see the table titled “Grants of Plan-Based Awards in Fiscal Year 2008” in this Proxy Statement.

Performance Share Awards

Performance Share Awards are equity awards that are contingent on continued employment and the achievement of specified performance goals. There are three types of Performance Share Awards, with a common measure of AEPS (one of the measures also used for the Annual Incentive Bonus Plan). Performance for these equity awards is measured annually and cumulatively over a five- to seven-year period to reflect Seagate’s long-range strategic goal of generating sustained, profitable growth to drive long-term shareholder value. Performance Share Awards include the following forms:

•	Threshold Performance Shares

These awards were granted to all NEOs with a focus on the retention goal and are subject to vesting over a five- to seven-year period. Vesting begins no sooner than two years from the grant date at 25% of the award amount. Vesting is determined each year and is contingent on the Company’s achieving a threshold AEPS goal in the prior fiscal year. If the threshold goal is not achieved, vesting is delayed to a following year and unvested awards from prior years may vest cumulatively in future years, if the AEPS threshold is achieved at that time. For example, if AEPS performance in year 2 is below threshold, no vesting occurs at the end of year 2. If the AEPS threshold is achieved in year 3 then 50% of the award (25% delayed from year 2 and 25% from year 3) may vest at the end of year. These Threshold Performance Share Awards may be fully vested after five years but the measurement period may continue for up to seven years. If the AEPS threshold level has not been met after seven years, any unvested shares are forfeited. While still uncertain, vesting for these shares is considered likely if the executive remains employed throughout the seven-year performance term.

•	Annual EPS Growth Performance Shares

This performance award was granted only to the CEO during fiscal year 2008. It was designed to take into account the size of his total equity incentive award, while emphasizing greater performance risk and accountability for sustained earnings growth. Award vesting is determined over five years, contingent on Company performance measured by AEPS. Following year two, the executive can vest from 12.5% (at threshold goal) to 25% (at target and maximum goal) of the award annually if the threshold annual growth is exceeded. For each incremental 1% above the threshold goal of AEPS growth, the executive can vest in an additional 2.5% of the total award amount—up to a maximum vesting of 25% of the original grant in any year. If the Company does not achieve the maximum AEPS growth in each performance year, any unvested shares (up to 25% of the grant) are forfeited. The Annual EPS Growth Performance Share Award is considered very challenging, with full vesting only for consistent achievement of a difficult year over year AEPS growth rate.

•	Cumulative EPS Growth Performance Shares

This performance award was granted only to the CEO during fiscal year 2008 to work in coordination with the Annual EPS Growth Performance Share Award to reward sustained financial performance. This award also vests over five years, contingent on Company financial performance measured by AEPS. Following year two, the executive can vest in a minimum of 12.5% and up to 25% of the original award each year, based on achieving pre-set goals for AEPS measured annually throughout the five year performance period. If the minimum AEPS goal is achieved in a measurement year, 12.5% of the award will vest. The potential vesting amount grows by 2.5% for each additional 1% of compound growth achieved—up to a maximum vesting of 25% of the original award in any year. To provide continued incentives for performance throughout the period, a final measurement will be made on the sixth anniversary of the grant date of the performance share award. If the cumulative AEPS for the five years prior has reached the target cumulative AEPS, then the executive is eligible to vest in part or all of the remaining unvested award. The maximum vesting is 100% of the original award, which is considered to be difficult, but more likely than full vesting of the Annual EPS Growth Performance Share Award.

Benefits and Other Perquisites

Nonqualified Deferred Compensation Plan

All executives and Directors are eligible to participate in the SDCP, a nonqualified program. The plan allows executives and other eligible employees and Directors to defer some cash compensation to a later tax year. The Company does not make any contributions to this plan, and earnings on deferrals are at the same rate for all participants based on the performance of the funds selected by each participant. Deferral amounts and year-end balances for the NEOs are described in the table titled “Fiscal Year 2008 Nonqualified Deferred Compensation” in this Proxy Statement.

Executive Physical and Officer Disability Program

Seagate offers physical examinations to its executives to ensure leadership continuity and provide competitive benefits in relation to the Peer Group. The program provides a comprehensive evaluation by qualified physicians on a bi-annual basis and emphasizes all aspects of preventive care. The Officer Disability Plan is provided to executives based in the United States to provide salary replacement during short-term and long-term disability.

Executive Perquisite Allowance

To remain competitive with Peer Group practices and provide for greater reporting transparency, the Company implemented a cash Executive Perquisite Allowance in January 2008. This allowance replaced a program that provided company-paid cars and fuel for executives. The Perquisite Allowance for all NEOs is $924 paid bi-weekly ($24,024 annually). The allowance is not included in base salary when calculating AIBP targets and employee benefits.

Severance and Other Post-Termination Payments

As described in the Potential Payments Upon Termination in another section of this Proxy Statement, the employment agreements for certain executives specify severance benefits to be paid in the event of an involuntary termination of employment. The Company provides separation benefits to help align executive and shareholder interests during evaluation of an ownership change, remain competitive in attracting and retaining executives, and support organizational changes necessary for Seagate’s business strategy. Following the end of the Company’s 2008 fiscal year, on August 21, 2008, the Board approved the Executive Officer Severance and Change in Control (Severance) Plan (the “Severance Plan”). This plan will govern the severance benefits potentially available to each NEO following the expiration of the NEOs’ individual employment agreements on November 22, 2008. The purposes of this plan are (1) to provide for the payment of severance benefits to the NEOs in the event their employment with the Company is terminated, (2) to encourage the NEOs to continue employment in the event of a potential change in control, and (3) to ensure that the NEOs are treated consistently regarding the terms under which severance benefits may become payable and the level of severance benefits. For further details on benefits available in fiscal year 2008, see the section titled “Potential Payments upon Termination”.

Impact of Section 162(m) of the Internal Revenue Code

The Compensation Committee seeks to qualify executive compensation for deductibility under applicable tax laws to the greatest extent possible. Section 162(m) of the Code places a limit of $1 million on the amount of individual compensation in any taxable year, unless it is considered “performance-based” under the Code. Amounts realized from options granted under our 2001 Share Option Plan (except for options granted after October 27, 2004) are exempt from Section 162(m) under a transition rule applicable for up to three years after our initial public offering in December 2002.

Both the AIBP and the 2004 Stock Compensation Plan have been approved by our shareholders and are administered by the Compensation Committee. Each plan has been structured such that compensation paid under those plans could be designed to qualify as “performance-based” and not subject to 162(m) limits. In order to maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, some executive compensation may not be tax-deductible.

Securities Trading

The Compensation Committee believes that short-term investment activity in our securities (such as trading in or writing options, arbitrage trading or “day trading”) is not appropriate under any circumstances and is prohibited by Seagate’s Securities Trading Policy. In addition, employees and Board members are prohibited from taking “short” positions in Seagate Technology securities.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Board. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and incorporation by reference into Seagate’s Annual Report on Form 10-K for the fiscal year ended June 27, 2008.

COMPENSATION COMMITTEE

John W. Thompson, Chairman

Gregorio Reyes

David F. Marquardt

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following tables show fiscal year 2008 compensation awarded to, paid to, or earned by, Seagate’s CEO, CFO, and the Company’s three next most highly compensated executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
William D. Watkins Chief Executive Officer	2008	1,000,002	714,000	2,628,438	3,000,000	19,493	7,361,933
	2007	1,000,002	695,967	1,692,511	—	17,371	3,405,851

David A. Wickersham President & Chief Operating Officer	2008	786,928	923,883	1,861,826	2,015,000	28,501	5,616,138
	2007	744,237	760,284	1,485,502	—	50,180	3,040,203

Charles C. Pope Chief Financial Officer	2008	708,083	357,000	3,288,256	1,802,500	18,685	6,174,524
	2007	700,003	347,984	2,628,415	—	24,725	3,701,127

Brian S. Dexheimer Division President	2008	659,712	923,883	1,406,318	1,728,100	19,241	4,737,254
	2007	615,402	760,284	1,417,183	—	11,127	2,803,996

Robert W. Whitmore Chief Technology Officer(3)	2008	519,243	249,900	923,700	1,100,000	22,112	2,814,955

(1)	Stock and Option Awards – for fiscal years 2008 and 2007
With respect to option awards, amounts were calculated utilizing the provisions of SFAS No. 123R. See Note 3 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal years ended June 27, 2008 and June 29, 2007 regarding assumptions underlying the valuation of equity awards. Awards made in these fiscal years were granted under the terms of our 2004 Plan. Amounts shown are awards that were outstanding and expensed in these fiscal years, including a portion of stock awards granted in prior years.

(2)	All Other Compensation – for fiscal year 2008
The All Other Compensation column reports the total amount of other benefits and perquisites provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the NEO. These other benefits include: (a) bi-annual executive physical examination, (b) spousal or guest travel, (c) personal use of a company-owned car, (d) car service and maintenance fees for the company-owned car, (e) personal use of the Company car and driver, (f) the company match for the 401K plan, and (g) company-paid premiums for the Group Replacement Insurance Plan. In January 2008, items (c) personal use of a Company-owned car, (d) car service and maintenance fees for the Company-owned car, and (e) personal use of the Company car and driver were replaced with a cash Perquisite Allowance, described above under “Executive Perquisite Allowance.”

Limited personal travel, along with a tax gross-up for related income, may be provided and paid by the Company for events where the same personal travel benefit is provided for all employees attending (currently only the President’s Club and technical award meetings). Income related to this limited personal travel for executives is shown in the “All Other Compensation” column of the Summary Compensation table in this Proxy Statement. The Company may also provide transportation for a personal guest to accompany an executive during business travel where an otherwise empty seat is available on corporate aircraft, which is not shown in this Proxy Statement because the cost to Seagate is nominal. Executives are also eligible to use corporate aircraft for personal use but must reimburse the Company for all costs plus a lease charge equal to 100% of the fuel cost resulting in no added cost for Seagate.

Benefits that Mr. Watkins received include the executive physical examination, spousal travel, personal use of a company-owned car, car service and maintenance fees, personal use of the Company car and driver, Perquisite Allowance, and Company match for the 401K plan. Mr. Watkins utilized the Company aircraft for personal use and reimbursed Seagate as described above.

Benefits that Mr. Wickersham received include personal/spousal travel, personal use of a company-owned car, car service and maintenance fees, Perquisite Allowance, company-paid premiums for the Group Replacement Insurance Plan, and company match for the 401K plan.

Benefits that Mr. Pope received include personal use of a company-owned car, car service and maintenance fees, personal use of the Company car and driver, Perquisite Allowance, company-paid premiums for the Group Replacement Insurance Plan, and company match for the 401K plan. Mr. Pope utilized the Company aircraft for personal use and reimbursed the Company as described above.

Benefits that Mr. Dexheimer received include spousal travel, personal use of a company-owned car, car service and maintenance fees, Perquisite Allowance, company-paid premiums for the Group Replacement Insurance Plan, and company match for the 401K plan.

Benefits that Mr. Whitmore received include the executive physical examination, personal/spousal travel, personal use of a Company-owned car, car service and maintenance fees, and Perquisite Allowance.

(3)	Miscellaneous – for fiscal year 2008.

Mr. Whitmore was not a NEO in fiscal year 2007.

Grants of Plan-Based Awards for Fiscal Year 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)		All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Market Price on Date of Grant ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target
William D. Watkins		600,001	1,500,002	3,440,005	—	—	—	—	—	—
	9/13/2007	—	—	—	—	350,000	—	—	—	9,262,750
	9/13/2007	—	—	—	100,000	200,000	—	—	—	5,293,000
	9/13/2007	—	—	—	100,000	200,000	—	—	—	5,293,000
	9/13/2007	—	—	—	—	—	600,000	24.63	24.76	4,460,820

David A. Wickersham		403,000	1,007,500	2,295,000	—	—	—	—	—	—
	9/13/2007	—	—	—	—	50,000	—			1,323,250
	9/13/2007	—	—	—	—	—	400,000	24.63	24.76	2,973,880

Charles C. Pope		360,506	901,264	2,062,528	—	—	—	—	—	—
	9/13/2007	—	—	—	—	42,000	—			1,111,530
	9/13/2007	—	—	—	—	—	375,000	24.63	24.76	2,788,012

Brian S. Dexheimer		345,613	864,032	1,968,064	—	—	—	—	—	—
	9/13/2007	—	—	—	—	17,000	—			449,905
	9/13/2007	—	—	—	—	—	150,000	24.63	24.76	1,115,205

Robert W. Whitmore		220,006	550,014	1,250,029	—	—	—	—	—	—
	9/13/2007	—	—	—	—	42,000	—			1,111,530
	9/13/2007	—	—	—	—	—	375,000	24.63	24.76	2,788,012

(1)	Amounts shown are the estimated future payments for fiscal year 2008 for the NEOs under the AIBP. These amounts vary based on the individual’s position and bonus target as a percentage of their fiscal year 2008 ending base salary. For a description of the plan, refer to the Variable Pay section of this CD&A.

(2)	As described elsewhere in this CD&A, these awards were issued on September 13, 2007 under the 2004 Plan and are subject to continuous employment and performance vesting requirements. The grant price of these awards, for accounting purposes, is $26.465 as determined on October 25, 2007, the date of shareholder approval. First vesting is no sooner than two years after the award date and subject to meeting specified performance criteria. Potential vesting is then annual thereafter according to specific performance requirements. If threshold performance is not achieved, no awards will vest and the awards will be forfeited at the end of the performance period.

(3)	Option awards granted to the NEO under the 2004 Plan are subject to a four-year vesting schedule. After one year of continuous employment, 25% of the shares will vest on September 13, 2008. Following continuous employment, the remaining 75% of the shares will vest proportionally on a monthly basis between September 13, 2008 to September 13, 2011.

(4)	The exercise price for option awards is determined by calculating the average of the high and the low stock price on the grant date.

Outstanding Equity for Fiscal Year 2008

Name	Stock Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Stock Award Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
William D. Watkins	2/14/2003	535,506	266,668	(2)	8.2200	2/14/2013	10/24/2005	100,000	(5)	1,948,000
	9/27/2005	412,495	187,505	(3)	15.0650	9/27/2012	9/13/2007				350,000	(6)	6,818,000
	9/13/2007	—	600,000	(3)	24.6300	9/13/2014	9/13/2007				200,000	(6)	3,896,000
							9/13/2007				200,000	(6)	3,896,000

David A. Wickersham	2/3/2003	649,565	—		9.3050	2/3/2013	10/24/2005	50,000	(5)	974,000
	9/27/2005	137,498	62,502	(3)	15.0650	9/27/2012	9/15/2006	75,000	(5)	1,461,000
	9/15/2006	109,374	140,626	(3)	21.9000	9/15/2013	9/13/2007				50,000	(6)	974,000
	9/13/2007	—	400,000	(3)	24.6300	9/13/2014

Charles C. Pope	8/6/2003	466,636	33,364	(4)	21.4200	8/6/2013	10/24/2005	50,000	(5)	974,000
	9/16/2004	149,995	50,005	(4)	13.6200	9/16/2011	9/13/2007				42,000	(6)	818,160
	9/27/2005	137,498	62,502	(3)	15.0650	9/27/2012
	9/13/2007	—	375,000	(3)	24.6300	9/13/2014

Brian S. Dexheimer	2/3/2003	535,000	—		9.3050	2/3/2013	10/24/2005	50,000	(5)	974,000
	9/27/2005	137,498	62,502	(3)	15.0650	9/27/2012	9/15/2006	75,000	(5)	1,461,000
	9/15/2006	87,499	112,501	(3)	21.9000	9/15/2013	9/13/2007				17,000	(6)	331,160
	9/13/2007	—	150,000	(3)	24.6300	9/13/2014

Robert W. Whitmore	9/27/2005	28,749	31,251	(3)	15.0650	9/27/2012	10/24/2005	35,000	(5)	681,800
	2/3/2006	72,916	52,084	(3)	25.5150	2/3/2013	9/13/2007				42,000	(6)	818,160
	9/13/2007	—	375,000	(3)	24.6300	9/13/2014

(1)	Value based on the closing price of Seagate's common shares of $19.48 on June 27, 2008.

(2)	Options granted to the NEO under the 2001 Share Option Plan vest over six-years. Approximately 1,233,332 option shares have vested as of the end of fiscal year 2008, with the remaining 266,668 vesting monthly through February 14, 2009.

(3)	25% vests after one year with 1/36th vesting monthly thereafter.

(4)	25% vests after one year with 1/48th vesting monthly thereafter.

(5)	25% vesting annually per year from vest commencement date.

(6)	These awards are subject to continuous employment and performance vesting requirements and were issued on September 13, 2007 under the 2004 Plan. The accounting grant date for valuation purposes was October 25, 2007, the date of shareholder approval. First vesting is no sooner than two years after the award date and subject to meeting specified performance criteria. Potential vesting is annual thereafter according to specific performance requirements. If threshold performance is not achieved, no awards will vest and the awards will be forfeited at the end of the performance period.

Option Exercises and Stock Vested for Fiscal Year 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William D. Watkins(1)	180,000	3,388,920	50,000	1,354,750
David A. Wickersham(2)	300,000	5,601,975	50,000	1,352,875
Charles C. Pope(3)	536,414	3,531,239	25,000	677,375
Brian S. Dexheimer(4)	235,000	3,850,225	50,000	1,352,875
Robert W. Whitmore(5)	164,435	2,625,300	17,500	474,163

(1)	William D. Watkins – Details

Number of Options (#)	Date of Exercise	Exercise Price ($)	Market Price ($)
140,000	10/10/2007	8.220	27.000
20,000	11/1/2007	8.220	27.426
20,000	12/5/2007	8.220	27.000

In addition, Mr. Watkins acquired 50,000 shares with a market price of $27.095 per share on October 24, 2007, upon the vesting of share awards.

(2)	David A. Wickersham - Details

Number of Options (#)	Date of Exercise	Exercise Price ($)	Market Price ($)
69,565	7/20/2007	2.300	25.000
5,435	7/20/2007	9.305	25.000
32,800	8/29/2007	9.305	25.950
42,200	9/4/2007	9.305	25.960
75,000	10/10/2007	9.305	26.960
75,000	10/17/2007	9.305	27.500

In addition, on October 19, 2007, Mr. Wickersham acquired 25,000 shares with a market price of $27.020 per share and on October 24, 2007 he acquired 25,000 shares with a market price of $27.095 per share, upon the vesting of share awards.

(3)	Charles C. Pope - Details

Number of Options (#)	Date of Exercise	Exercise Price ($)	Market Price ($)
36,414	11/29/2007	2.300	27.059
122,411	11/29/2007	21.420	27.084
48,375	11/29/2007	21.420	27.059
329,214	11/30/2007	21.420	26.473

In addition, Mr. Pope acquired 25,000 shares with a market price of $27.095 per share on October 24, 2007, upon the vesting of share awards.

(4)	Brian D. Dexheimer - Details

Number of Options (#)	Date of Exercise	Exercise Price ($)	Market Price ($)
30,000	7/6/2007	9.305	23.500
30,000	7/19/2007	9.305	24.000
46,000	7/20/2007	9.305	25.000
14,000	7/23/2007	9.305	25.000
30,000	8/29/2007	9.305	25.730
30,000	9/26/2007	9.305	26.750
30,000	10/17/2007	9.305	27.500
25,000	11/2/2007	9.305	28.500

In addition, on October 19, 2007, Mr. Dexheimer acquired 25,000 shares with a market price of $27.020 per share and on October 24, 2007 he acquired 25,000 shares with a market price of $27.095 per share, upon the vesting of share awards.

(5)	Robert W. Whitmore - Details

Number of Options (#)	Date of Exercise	Exercise Price ($)	Market Price ($)
4,435	10/19/2007	2.300	26.990
120,000	10/19/2007	10.000	26.990
40,000	10/19/2007	15.065	26.990

In addition, Mr. Whitmore acquired 17,500 shares with a market price of $27.095 per share on October 24, 2007, upon the vesting of share awards.

Nonqualified Deferred Compensation for Fiscal Year 2008

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
William D. Watkins	—	—	—	—	—
David A. Wickersham	—	—	(132,572)	—	2,313,408
Charles C. Pope	—	—	—	—	—
Brian S. Dexheimer	68,957	—	(1,515,811)	—	14,845,646
Robert W. Whitmore	—	—	(12,635)	(139,580)	60,598

Information included in the table above includes contributions, earnings, withdrawals, and balances with respect to the SDCP. The SDCP is an unfunded deferred compensation plan established for a select group of management or highly compensated employees and Directors under ERISA. To preserve the tax-deferred status of our plan by the IRS, highly compensated employees can select from a variety of “deemed investment” options that are linked to the gains and losses of externally managed mutual funds. The investment crediting choices are not publicly traded mutual funds and are only available through variable insurance products. The deferrals and any earnings attributed to those deferrals are reflected on the Company’s books, but the participant’s deferral balance remains a general asset of the Company. All payments pursuant to the plan are made from the general assets of the Company. No special or separate fund is established, or segregation of assets made, to assure payment. Participants do not own any interest in the assets of the Company as a result of participating in the plans. The Company has established a grantor (“rabbi”) trust for the purpose of accumulating funds to satisfy our obligations under the SDCP.

Terms of the SDCP:

•	Allows participants to defer up to 70% of base pay, up to 100% of bonus paid, and/or up to 100% of commissions paid.

•

Permits distributions for various reasons in compliance with Section 409A of the IRC for plan years beginning in 2005. Participants may elect to receive distributions upon termination of employment or at a specified time. Participants may elect to receive distributions in lump sum or in quarterly installments over 3, 5, 10, or 15 years. Subject to certain exceptions, Section 409A generally requires that distributions to key employees, including the NEOs, may not occur earlier than six months following the NEO’s termination of employment.

Potential Payments Upon Termination

Involuntary Termination Without Cause or For Good Reason

The Company has employment agreements in place for Messrs. Watkins, Pope, Wickersham, and Dexheimer that specify certain severance benefits to be paid in the event of an involuntary termination. If the executive’s employment is terminated without “cause” (as defined below) or by the executive with “good reason” (as defined below), the executive will receive the value of continued payment of base salary and target bonus for one year following termination. The agreements also entitle these executives to continue to participate in our health, dental, and life insurance programs for one year following termination. Severance payments for termination without cause or by the executive for good reason are contingent on the executive’s compliance with restrictive covenants regarding non-competition, confidentiality, and invention assignment for 12 months following termination.

“Cause” is defined in the employment agreements to mean (A) the NEO’s continued failure to substantially perform the material duties of the position (other than as a result of total or partial incapacity due to physical or mental illness), (B) embezzlement or theft by the NEO of the Company’s property, (C) the commission of any act or acts on NEO’s part resulting in the conviction of such NEO of a felony under the laws of the United States or any state, (D) the NEO’s willful malfeasance or willful misconduct in connection with the NEO’s duties to the Company or any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or (E) a material breach by the NEO of the material terms of the employment agreement, the Management Shareholders Agreement dated as of November 22, 2000, or any non-compete, non-solicitation or confidentiality provisions to which the NEO is subject. However, no termination shall be deemed for Cause under clause (A), (D) or (E) unless the NEO is first given written notice by the Company of the specific acts or omissions which the Company deems constitute grounds for a termination for Cause and is provided with at least 30 days after such notice to cure the specified deficiency.

“Good Reason” is defined in the employment agreements to mean the NEO’s resignation of his employment with the Company as a result of the following actions, which actions remain uncured for at least 30 days following written notice from the NEO to the Company describing the occurrence of such events and asserting that such events constitute grounds for a good reason resignation, provided notice of such resignation is given to the Company within 60 days after the expiration of the cure period: (A) without the NEO’s express written consent, any material reduction in the level of the NEO’s authority or duties from those set forth in the employment agreement; (B) without the NEO’s express written consent, a reduction of 10% or more in the level of the base salary, target annual bonus or employee benefits to be provided to the NEO under the employment agreement, other than a reduction implemented with the consent of the NEO or a reduction that is equivalent to reductions in base salaries, bonus opportunities and/or employee benefits, as applicable, imposed on all other senior executives of the Company at a similar level within the Company (provided that the use of private aircraft shall not be deemed an employee benefit for these purposes); or (C) the relocation of the NEO to a principal place of employment more than 50 miles from the NEO’s current principal place of employment, without the NEO’s express written consent.

Under the stock (including performance shares) bonus agreements for each of our NEOs, vesting will cease and the Company shall automatically reacquire all unvested shares without payment of consideration upon termination of continuous service for any reason. Upon termination for any reason other than death or disability, option award agreements provide no acceleration of unvested options. Unvested options are cancelled effective as of the termination date. In cases of involuntary termination, the agreements provide an additional period of time for the NEO to exercise options that had vested as of the date of termination.

The following table sets forth the estimated value of the potential payments to each NEO, assuming termination of the executive by us without cause or by the executive with good reason on June 27, 2008.

Severance Payments upon Involuntary Termination

Name	Base Salary ($)	Target Bonus ($)	Health, Dental and Life Insurance Benefits ($)	Total ($)
William D. Watkins	1,000,002	1,500,002	109,843	2,609,847
David A. Wickersham	806,000	1,007,500	99,875	1,913,375
Charles C. Pope	721,011	901,264	102,125	1,724,400
Brian S. Dexheimer	691,226	864,032	85,755	1,641,013
Robert W. Whitmore(1)	—	—	—	—

(1)	During fiscal year 2008, Mr. Whitmore was not a party to an employment agreement with the Company.

Termination Due to Death or Disability

If termination of employment occurs due to the executive’s death or disability (as defined below), the employment agreements entitle the executive or the individual’s estate to receive a prorated target bonus for the fiscal year in which the termination occurred. Bonus payments are based on the executive’s performance before the death or disability occurred.

Under terms of the stock (including performance shares) bonus agreements for our NEOs, vesting will cease upon termination of continuous service for any reason, including death or disability, and the Company will automatically reacquire all unvested shares without payment of consideration. For a termination due to death, the NEO will be deemed to have completed an additional year of service as of the termination date for option and share awards. For performance share awards, an additional 25% of the performance share awards shall be deemed to have vested immediately upon termination due to death.

The stock option grant agreements provide that upon termination due to death, the NEO will be deemed to have completed an additional year of service for purposes of determining the portion of a stock option grant that is vested.

The employment agreements, stock bonus agreements, and stock option grant agreements generally define “disability” to mean that the NEO is physically or mentally incapacitated and therefore unable to perform his or her duties for six consecutive months or an aggregate of nine months in any consecutive 24-month period.

The following table sets forth the estimated value as of June 27, 2008 of the potential payments to each NEO, assuming termination of the executive due to death.

Payments upon Death

Name	Target Bonus ($)	Vesting of Stock Options ($)(1)	Vesting of Stock Awards ($)(2)	Total ($)
William D. Watkins	1,500,002	3,664,923	4,626,500	9,791,425
David A. Wickersham	1,007,500	220,746	1,217,500	2,445,746
Charles C. Pope	901,264	455,140	691,540	2,047,944
Brian S. Dexheimer	864,032	220,746	1,056,790	2,141,568
Robert W. Whitmore	550,014	110,371	545,440	1,205,825

(1)	Amounts are calculated assuming that the market price per share of Seagate's common stock on the date of termination of employment was equal to the closing price on June 27, 2008 ($19.48) and are based on the difference between $19.48 and the exercise price of options held by the NEO.

(2)	Amounts are calculated assuming that the market price per share of Seagate's common stock on the date of termination of employment was equal to the closing price on June 27, 2008 ($19.48).

The following table sets forth the estimated value of the potential payments to each NEO, assuming termination of the executive due to his disability on June 27, 2008.

Payments upon Disability

Name	Target Bonus ($)
William D. Watkins	1,500,002
David A. Wickersham	1,007,500
Charles C. Pope	901,264
Brian S. Dexheimer	864,032
Robert W. Whitmore	550,014

Change in Control Payments

Under our equity grant agreements with each NEO, if a change in control of Seagate (as defined below) occurs and the successor Company does not assume or replace the grants with alternatives that preserve both the intrinsic value and the rights and benefits of the grant immediately prior to the change in control, then all grants accelerate and become fully vested at least 10 days prior to the consummation of the change in control. Outside this provision, none of our NEOs were entitled to any change in control benefits during fiscal year 2008. A “change in control” is defined in our 2004 Plan to mean “the occurrence of any of the following events: (i) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than to Silver Lake Partners and its affiliates, Texas Pacific Group and its affiliates, or any group controlled by one or more of the foregoing), that will continue the business of the Company in the future; (ii) a merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation; (iii) any person or group (other than Silver Lake Partners and its affiliates, Texas Pacific Group and its affiliates, or any group controlled by one or more of the foregoing) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) and the representatives of Silver Lake Partners and its affiliates, Texas Pacific Group and its affiliates, or any group in which any of the foregoing is a member, individually or in the aggregate, cease to have the ability to elect a majority of the Board (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group); (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board then in office; or (v) a dissolution or liquidation of the Company.

Seagate Technology Executive Officer Severance and Change in Control (Severance) Plan

As noted above, on August 21, 2008, the Board adopted the Severance Plan to be effective on September 1, 2008. The Severance Plan is administered by the Company’s Compensation Committee.

Under the Severance Plan, if an NEO’s employment is terminated by the Company without “cause” (as defined below) or by the NEO with “good reason” (as defined below), the NEO will be entitled to a certain number of months of “pay” (as defined below), based on his level within the Company, along with up to one year of outplacement services (paid by the Company). Under such circumstances, the CEO would be entitled to receive 24 months of Pay and the other NEOs would be entitled to receive 18 months of Pay. Certain other senior executive officers would be entitled to received 12 months of Pay. “Pay” is defined as the NEO’s monthly base pay, plus the NEO’s target bonus level (expressed as a percentage of base pay) with respect to the fiscal year prior to the date of involuntary termination. The number of months of Pay used for calculating an NEO’s severance benefits is referred to as the “Severance Period.” The severance benefits will generally be paid in cash and in a lump sum within 30 days following the date of termination. The Severance Plan also provides that upon a termination by the Company without cause or by the NEO for good reason, the NEO will be entitled to continue to participate in the Company’s health, vision and dental plans (but not life insurance and disability coverage plans), to the extent they already participate in such plans, under COBRA. The Company will pay to an affected NEO a lump sum cash payment equal to 1.5 times the (before-tax) annual cost of the applicable COBRA premiums for the NEO and eligible dependents, if any. Severance payments payable upon a termination by the Company without cause or by the executive for good reason will generally be subject to the NEO’s compliance with certain non-competition, non-solicitation and confidentiality covenants during the Severance Period.

Under the Severance Plan, “cause” has generally the same definition as in the employment agreements as described above, except that clause (E) provides that: “a material breach by the NEO of any of the material provisions of the Severance Plan, any non-compete, non-solicitation or confidentiality provisions to which NEO is subject or any other policy of the Company to which the NEO is subject.”

Under the Severance Plan “good reason” has generally the same definition as in the employment agreements discussed above, except that (i) the NEO must provide written notice of the condition giving rise to good reason within 90 days of the initial existence of such condition, (ii) the references to “employment agreement” in clauses (A) and (B) are disregarded, (iii) the reference to a private aircraft in clause (B) is disregarded, (iv) the reference to 50 miles in clause (C) is 40 miles and (v) there is a new clause (D) which provides that good reason includes: “the failure of any successor to the business of the Company or to substantially all of the assets and/or business of the Company to assume the Company’s obligations under the Severance Plan.”

Under the Severance Plan, in the event a termination of employment occurs due to the NEO’s death or disability, the NEO shall not be entitled to any benefits under the Severance Plan. Under the Severance Plan

“disability” means that the NEO is physically or mentally incapacitated and therefore unable to substantially perform his duties for six consecutive months or an aggregate of nine months in any consecutive 24-month period.

In addition to the above, the Severance Plan provides that in the event an NEO is terminated by the Company without cause or by the NEO for good reason during the period six months prior to and 24 months following the effective date of a “change in control” (as defined below), the NEO will be entitled to receive the same benefits under the Severance Plan as described above, except that (i) the NEO will be entitled to receive 36 months of Pay (in the case of the CEO), 24 months of Pay (in the case of the other NEOs) and 18 months of Pay (in the case of the other senior executive officers), (ii) the lump sum payment for continued health coverage under COBRA will be equal to two times the before-tax annual cost of the applicable COBRA premiums, and (iii) the NEO will be entitled to full vesting of all non-vested equity based awards (whether or not granted prior to or following the adoption of the Severance Plan), notwithstanding the applicable provisions of the NEO’s award agreements or the Company’s 2004 Plan. All other rights and obligations imposed under the Severance Plan upon such a termination of employment outside of the context of a change in control (as described above) are also generally applicable in the event of a change in control termination.

Under the Severance Plan, “change in control” has the same definition as in our 2004 Plan, except that the provisions related to Silver Lake Partners and its affiliates, Texas Pacific Group and its affiliates, or any group controlled by one or more of the foregoing in clauses (i) and (iii) are disregarded.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information concerning the Company’s compensation plans as of the end of fiscal year 2008.

	(a)		(b)		(c)
Equity Compensation Plan	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by shareholders	53,299,921	(1)	$17.11	(2)	38,955,332	(3)

(1)	This number includes 23,937,403 common shares that were subject to issuance upon the exercise of stock options granted under our 2001 Share Option Plan and 29,362,518 common shares that were subject to issuance upon the exercise of stock options granted under the 2004 Plan. In connection with Seagate’s acquisition of Maxtor in May 2006, the Company assumed the Maxtor Stock Plans, which included the Maxtor 2005 Plan, the Maxtor 1996 Plan and the Maxtor (Quantum HDD) Merger Plan. In total, the Company assumed and converted Maxtor options into options to purchase approximately 7.1 million of the Company’s common shares and assumed and converted all outstanding Maxtor nonvested stock into approximately 1.3 million of the Company’s nonvested shares. The assumed options and nonvested shares exchanged retained all applicable terms and vesting periods. As of June 27, 2008, there were 297,645 common shares that were subject to issuance under Maxtor’s 2005 Plan, 832,103 common shares that were subject to issuance under Maxtor’s 1996 Plan and 133,305 common shares that were subject to issuance under Maxtor’s (Quantum HDD) Merger Plan. As of the acquisition date, there have not been nor will there be any new grants made under any of the assumed Maxtor plans.

(2)	This value is calculated based on the exercise price of options outstanding under the 2001 Share Option Plan and the 2004 Plan.

(3)	This number includes 83,572 common shares available for future issuance under our 2001 Share Option Plan, 29,955,771 common shares available for future issuance under the 2004 Plan and 8,915,989 common shares available for issuance under our ESPP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000. The policy provides that the Nominating and Corporate Governance Committee reviews certain transactions subject to the policy, and determines whether or not to approve or ratify those transactions. In doing so, the Nominating and Corporate Governance Committee takes into account, among other factors it deems to be appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chair of the Nominating and Corporate Governance Committee to pre-approve or ratify transactions where the aggregate amount is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chair is provided to the full Nominating and Corporate Governance Committee for its review at each regularly scheduled Committee meeting.

The Nominating and Corporate Governance Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

Transactions with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10 percent of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or two percent of that company’s total annual revenues.

•

Transaction with a portfolio company of a private equity firm, venture capital firm or hedge fund (each, an “Investment Firm”) where a related person is an executive officer, general partner or managing director, or occupies an equivalent position, or is a non-employee director of the portfolio company, if:

a.	the Investment Firm is the beneficial owner of less than 35 percent of the portfolio company; or

b.	the aggregate amount involved in the transaction does not exceed the greater of $1 million, or two percent of the portfolio company’s total annual revenues.

•

Charitable contributions, grants or endowments by the company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed $250,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the related rules of the SEC require our directors and officers, and any person who beneficially owns more than ten percent of our common shares, to file reports of securities ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were met in fiscal year 2008.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2009 Proxy Statement. These shareholder proposals must be submitted, along with proof of ownership of our shares in accordance with Rule 14a-8(b)(2), to 920 Disc Drive, Scotts Valley, California 95066, Attention: Corporate Secretary. We must receive all submissions no later than May 22, 2009. We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our Proxy Statement. The Nominating and Corporate Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as nominees, see the “Corporate Governance—Board Committees and Charters—Nominating and Corporate Governance Committee” section of this Proxy Statement.

Any shareholder of record who intends to nominate a candidate to become a member of our Board must comply with the procedures for nominating directors set forth in our Third Amended and Restated Articles of Association. Specifically, the shareholder must submit the nomination no earlier than April 22, 2009 and no later than May 22, 2009. If the date of the 2009 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2008 AGM (a situation that we do not anticipate), the shareholder must submit any such proposal or nomination not earlier than the 150th day prior to such AGM and not later than the later of the 120th day prior to such AGM or the 10th day following the day on which public announcement of the date of such meeting is first made. The shareholder’s submission must be made by a registered shareholder on his or her behalf or on behalf of the beneficial owner of the shares. We will not entertain any nominations at the AGM that do not meet these requirements. The procedures require that written notice of such nomination be received by Seagate Technology at 920 Disc Drive, Scotts Valley, California 95066, Attention: Corporate Secretary. The shareholder’s notice must set forth:

•

as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•

as to the shareholder giving the notice (i) the name and address of such shareholder, as it appears on the Register of Members, (ii) the number of shares that are owned by such shareholder, (iii) a representation that the shareholder is a holder of record of common shares entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the shareholder, intends, or is part of a group that intends to (x) deliver a proxy statement and/

or form of proxy to holders of at least the percentage of Seagate Technology’s outstanding share capital required to approve or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.

If a shareholder wishes to bring business before the 2009 Annual General Meeting that is not the subject of a proposal timely submitted, or eligible, for inclusion in the proxy statement for that meeting, notice of such business must be received by Seagate Technology’s Corporate Secretary at the address specified above, no later than August 5, 2009. If a shareholder fails to comply with the forgoing notice provision, the Proxy Holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 2009 Annual General Meeting.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Report of the Compensation Committee” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended June 27, 2008 accompanies this Proxy Statement. An additional copy, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, Seagate Technology, 920 Disc Drive, Mail Stop SV01D4, Scotts Valley, California 95066, or upon calling (831) 439-5337.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Company’s Proxy Statement, Annual Report on Form 10-K and/or Notice of Internet Availability of Proxy Materials to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report on Form 10-K to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report on Form 10-K, now or in the future, should submit their request to the Company by telephone at (831) 439-5337, or by submitting a written request to Investor Relations, Seagate Technology, 920 Disc Drive, Mail Stop SV01D4, Scotts Valley, California 95066. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

By Order of the Board of Directors,

/s/ Kenneth M. Massaroni

Kenneth M. Massaroni

Senior Vice President, General Counsel and Corporate Secretary

September 19, 2008

Appendix A

SEAGATE TECHNOLOGY

EXECUTIVE OFFICER PERFORMANCE BONUS PLAN

As Amended and Restated Effective as of June 28, 2008

Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), established the Seagate Technology Executive Officer Performance Bonus Plan (the “EPB”), as amended and restated effective as of June 28, 2008, subject to approval of the EPB by the shareholders of the Company. The EPB in the form immediately prior to this amendment and restatement was entitled the Seagate Technology Annual Incentive Bonus Plan (“AIBP”). The objectives of the EPB are to motivate and reward the Company’s executive officers to produce results that increase shareholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives.

ARTICLE I.

DEFINITIONS

Section 1.1—“Base Compensation,” with respect to a fiscal year, shall mean the Participant’s rate of annual base salary as in effect as of the last day of such fiscal year, prorated for a partial year if the Participant was not employed for the full year, and shall exclude moving expenses, bonus pay and other payments which are not considered part of annual base salary.

Section 1.2—“Board” shall mean the Board of Directors of the Company.

Section 1.3—“Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be deemed to include a reference to the regulations promulgated under such section and to any successor provision of such section.

Section 1.4—“Committee” shall mean the Compensation Committee of the Board described in Section 6.1.

Section 1.5—“Disability” shall mean the physical or mental incapacitation such that for a period of six consecutive months or for an aggregate of nine months in any 24-month consecutive period, a Participant is unable to substantially perform his or her duties. Any question as to the existence of that Participant’s physical or mental incapacitation as to which the Participant or the Participant’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of “Disability” made in writing to the Company and the Participant shall be final and conclusive for all purposes of the bonus awards.

Section 1.6—“Executive Officer” shall mean an employee who is subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

Section 1.7—“Participant” shall mean, with respect to any fiscal year during the term of the EPB, an Executive Officer selected by the Committee to participate in the EPB in accordance with Section 2.3 hereof.

ARTICLE II.

BONUS AWARDS

Section 2.1—Performance Targets. A Participant shall be eligible to earn a bonus award under the EPB based on the achievement of one or more performance targets by the Company, as determined by the Committee for each fiscal year of the Company. The performance targets for a fiscal year shall be based on any one or more of the following objective business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as the Committee determines: (a) pre-and after-tax income; (b) operating income; (c) net operating income (before or after taxes); (d) net earnings; (e) net income (before or after taxes); (f) operating margin; (g) gross margin; (h) cash flow (before or after dividends); (i) earnings per share; (j) return on equity; (k) return on assets, investments or capital employed; (l) revenue; (m) market share; (n) cost reductions or savings; (o) funds from operations; (p) total shareholder return; (q) stock price; (r) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) market capitalization; (t) economic value added; (u) operating ratio; (v) product development or release schedules; (w) new product innovation; (x) implementation of the Company’s critical processes or projects; (y) customer service or customer satisfaction; (z) product quality measures; (aa) days sales outstanding; (bb) inventory or inventory turns; (cc) other standards of financial performance and/or (dd) personal performance evaluations.

Section 2.2—Adjustments. To the extent consistent with Section 162(m) of the Code, the Committee (a) shall appropriately adjust any evaluation of performance under a performance target to mitigate the effects of material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not budgeted and were not foreseen at the time the applicable performance targets were set, such as merger or acquisition related charges, charges for restructuring and reorganization plans, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or significant part of a business, or related to a change in accounting principle (including the cumulative effect of accounting changes) as determined in accordance with Statement of Financial Standards No. 154, Accounting Changes and Error Corrections or other applicable or successor accounting provisions, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (b) shall also appropriately adjust any evaluation of performance under a performance target to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under the EPB.

Section 2.3—Bonus Awards. Each individual who is an Executive Officer (a) who remains continuously employed as an Executive Officer from the first day of the applicable fiscal year (or, if later, from his or her first day of employment) through and including the last day of the applicable fiscal year and (b) who is selected by the Committee to participate in the EPB with respect to such fiscal year, shall be eligible for a bonus award with respect to such fiscal year under this Section 2.3. The Committee shall establish objectively determinable performance targets with respect to such Participant under this Section 2.3 for such fiscal year, which shall be based on the business criteria set forth in Section 2.1. Achievement of specified levels of the performance target will result in a bonus award to such Participant equal to a fixed dollar amount or a percentage of Base Compensation, as determined by the Committee; provided, however, that the maximum bonus award payable to any Participant with respect to any fiscal year of the Company shall not exceed $10,000,000. The Committee shall establish such specified levels of the performance target and the bonus award, if any, to be paid at each such specified level. As soon as reasonably practicable following the conclusion of each fiscal year and prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Company for the fiscal year to which such bonus award relates. The Committee shall have no discretion to increase the amount of a Participant’s bonus award but the Committee shall have unlimited discretion to reduce the amount of a Participant’s bonus award that would otherwise be payable to the Participant upon the achievement of specified levels of the performance target.

ARTICLE III.

PAYMENT OF BONUS AWARD

Section 3.1—Form of Payment. Each Participant’s bonus award, if the Committee certifies the payment of bonus awards for an applicable fiscal year in accordance with Section 2.3, shall be paid in cash.

Section 3.2—Timing of Payment. Unless a Participant has timely and validly elected to defer all or part of a bonus award under a deferred compensation plan sponsored by the Company, each bonus award shall be paid no later than the 15th day of the third month following the end of the fiscal year to which such bonus award relates. A timely election is one that satisfies the requirements of Section 409A of the Code and typically for performance-based compensation must be made at least six months in advance before the end of the applicable period of service, provided that the Participant performs services continuously from the later of the beginning of such period or the date the performance criteria are established through the date an election is made and provided further that in no event may a deferral be made after such compensation has become readily ascertainable as set forth in Section 409A of the Code.

ARTICLE IV.

SECTION 162(M) OF THE CODE

Section 4.1—Qualified Performance Based Compensation. Except as set forth in the final sentence of Article V, bonus awards are intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, and the Committee shall take such actions as are consistent with the terms of the EPB to ensure that such bonus award will so qualify.

Section 4.2—Performance Goals. With respect to any bonus award that qualifies as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, any of the performance targets described in Section 2.1, if applicable to such bonus award, shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed. No bonus award which is intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, shall be paid to a Participant unless and until the Committee makes a certification in writing with respect to the level of performance attained by the Company for the period of service to which such bonus award relates, as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

ARTICLE V.

TERMINATIONS

A Participant who, whether voluntarily or involuntarily, is terminated or demoted or otherwise ceases to be an Executive Officer at any time during a fiscal year shall not be eligible to receive a partial fiscal year bonus award.

Notwithstanding the terms of the previous paragraph, in the event of a Participant’s death or Disability, or in the event of a change in ownership or control of the Company, the Committee may, in its sole discretion, provide partial fiscal year bonus awards to affected Participants.

ARTICLE VI.

ADMINISTRATION

Section 6.1—Compensation Committee. The Compensation Committee (referred to herein as the “Committee”) shall consist solely of two or more members of the Board who are “outside directors,” within the meaning of Section 162(m) of the Code.

Section 6.2—Duties and Powers of Committee. The Committee shall administer the EPB, and shall have the full and final authority in its discretion (subject to, and within the limitations of, the express provisions of the EPB) to establish rules and take all actions, including, without limitation:

(a) selecting Executive Officers to participate in the EPB and determining the potential amount of bonus award payable to such persons;

(b) construing and interpreting the terms of the EPB and establishing, amending and revoking rules and regulations for its administration;

(c) correcting any defect, omission or inconsistency in the EPB in a manner and to the extent it shall deem necessary or expedient to make the EPB fully effective;

(d) deciding all questions of fact arising in their application, determined by the Committee to be necessary in the administration of the EPB; and

(e) generally exercising such powers and performing such acts as the Committee deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the EPB.

Section 6.3—Effect of Committee’s or Board’s Decision. All decisions, determinations and interpretations of, and all actions taken by, the Committee or the Board in good faith shall be final, binding and conclusive on all persons, including the Company, the Participants and their estates and beneficiaries.

ARTICLE VII.

OTHER PROVISIONS

Section 7.1—Amendment, Suspension or Termination of the EPB. This EPB does not constitute a promise to pay and may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, subject to any requirement for shareholder approval under applicable law, including Section 162(m) of the Code. Notwithstanding the foregoing, no amendment, modification, suspension or termination of the EPB shall be made which materially adversely affects bonus awards previously made to a Participant without such Participant’s consent.

Section 7.2—Approval of EPB by Shareholders. The EPB shall be submitted for the approval of the Company’s shareholders at the 2008 Annual Meeting of Shareholders. In the event that the EPB is not so approved, the AIBP shall remain in effect in accordance with its terms.

Section 7.3—Seagate Compensation Recovery for Fraud or Misconduct Policy. In the event the Company adopts any policy related to the recovery of compensation in the event of fraud or other misconduct, any bonus awards payable thereafter under the EPB shall be subject to such policy as in effect from time to time, and the terms and conditions of such policy shall be incorporated into the EPB.

Section 7.4—Miscellaneous.

(a) The Company shall deduct all federal, state and local taxes required by law or Company policy from any bonus award paid to a Participant hereunder.

(b) In no event shall the Company be obligated to pay to any Participant a bonus award for a fiscal year by reason of the Company’s payment of a bonus to such Participant in any other fiscal year, and there is no obligation for uniformity of treatment of Participants under the EPB.

(c) The rights of Participants under the EPB shall be unfunded and unsecured. Amounts payable under the EPB are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the EPB.

(d) The Company intends that bonus awards payable under the EPB shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as qualified “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, unless the Committee specifies to the contrary at the time of grant of a bonus award or the terms of a bonus award are clearly inconsistent with the requirements of Section 162(m)(4)(C) of the Code. To the extent bonus awards under the EPB are intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, any provision, application or interpretation of the EPB that is inconsistent with this intent shall be disregarded with respect to bonus awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(e) Nothing contained herein shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Company, or to interfere with the rights of the Company to discharge any individual at any time, with or without cause, for any reason or no reason, and with or without notice except as may be otherwise agreed in writing.

(f) No rights of any Participant to payments of any amounts under the EPB shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

(g) Any provision of the EPB that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the EPB.

(h) The EPB and the rights and obligations of the parties to the EPB shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).

Seagate

P.O. BOX 309

UGLAND HOUSE

GRAND CAYMAN KYI-1104

CAYMAN ISLANDS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 29, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Seagate Technology in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 29, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Seagate Technology, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your proxy to be voted, your proxy card must be received by mail no later than 3:00 pm, Pacific Daylight Time, on October 29, 2008.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

SEAGT1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEAGATE TECHNOLOGY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

Vote on Directors

For Against Abstain

1. Director Nominees:

1a. William D. Watkins

1b. Stephen J. Luczo

1c. Frank J. Biondi

1d. William W. Bradley

1e. Donald E. Kiernan

1f. David F. Marquardt

1g. Lydia M. Marshall

1h. C.S. Park

1i. Gregorio Reyes

1j. John W. Thompson

For Against Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

Vote on Proposals

2. Proposal to approve the Seagate Technology Executive Officer Performance Bonus Plan.

3. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Seagate Technology for the fiscal year ending July 3, 2009.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

SEAGATE TECHNOLOGY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEAGATE TECHNOLOGY

ANNUAL GENERAL MEETING OF SHAREHOLDERS OCTOBER 30, 2008

The shareholder(s) hereby appoint(s) Donald E. Kiernan, Stephen J. Luczo and William D. Watkins, or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Seagate Technology that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 a.m., Pacific Daylight Time on October 30, 2008, at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual General Meeting and at any adjournment or postponement thereof. In the event of a vote on a show of hands on any proposal or other matter properly coming before the 2008 Annual General Meeting, Donald E. Kiernan, Stephen J. Luczo, and William D. Watkins, or each of them, shall be entitled to vote the undersigned’s shares, as designed on the reverse side hereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2008 ANNUAL GENERAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The signer(s) hereby acknowledge(s) receipt of the Notice of the 2008 Annual General Meeting of Shareholders and accompanying proxy statement.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE